Exhibit 10.1

UNITED STATES DISTRICT COURT

SOUTHERN DISTRICT OF NEW YORK

x

JOHN A. ERLANDSON and JAMES IAN	:	Civil Action No. 7:20-cv-10795-CS
NORRIS, Individually and on Behalf of All	:
Others Similarly Situated,	:	CLASS ACTION
:
Plaintiffs,	:	STIPULATION AND AGREEMENT OF
	:	SETTLEMENT
vs.	:
:
TRITERRAS, INC. (f/k/a NETFIN	:
HOLDCO), NETFIN ACQUISITION CORP.,	:
TRITERRAS FINTECH PTE. LTD., MVR	:
NETFIN LLC, RICHARD MAURER,	:
MARAT ROSENBERG, VADIM	:
KOMISSAROV, GERALD PASCALE,	:
SRINIVAS KONERU, JAMES H. GROH,	:
ALVIN TAN, JOHN A. GALANI,	:
MATTHEW RICHARDS, VANESSA	:
SLOWEY and KENNETH STRATTON,	:
:
Defendants.	:
x

This Stipulation and Agreement of Settlement, dated as of April 27, 2022 (“Stipulation”), is entered into by and among the following parties to this putative class action (“Action” or “Litigation,” as further defined herein), by and through their counsel: (i) Plaintiffs John A. Erlandson (“Erlandson”) and James Ian Norris (“Norris,” and together with Erlandson, “Plaintiffs”); and (ii) Defendants Triterras, Inc. (“Triterras” or “Company”), Netfin Acquisition Corp. (“Netfin”), Triterras Fintech Pte. Ltd. (“Fintech”), MVR Netfin LLC (“MVR”), Richard Maurer (“Maurer”), Marat Rosenberg (“Rosenberg”), Vadim Komissarov (“Komissarov”), Gerald Pascale (“Pascale”), Srinivas Koneru (“Koneru”), James H. Groh (“Groh”), Alvin Tan (“Tan”), John A. Galani (“Galani”), Matthew Richards (“Richards”), Vanessa Slowey (“Slowey”), and Kenneth Stratton (“Stratton”) (together, “Defendants”). This Stipulation memorializes the terms on which Plaintiffs and Defendants (together, “Parties”) have agreed to resolve this Litigation (“Settlement”), and is intended to fully, finally, and forever resolve, discharge, and settle the Released Claims, subject to approval of the Court and the terms and conditions in this Stipulation. All capitalized terms are defined herein.

I.	THE LITIGATION

On December 21, 2020, Raffaele Ferraiori (“Ferraiori”), a putative purchaser of Triterras warrants, commenced this Action, then captioned Ferraiori v. Triterras, Inc., et al., Case No. 7:20-cv-10795-CS, by filing a Class Action Complaint for Violations of the Federal Securities Laws (“Complaint,” ECF No. 1) in the United States District Court for the Southern District of New York (“Court”). On behalf of a proposed class of purchasers of Triterras securities from August 20, 2020 to December 16, 2020, the Ferraiori Complaint asserted claims against Triterras, Koneru, and Rosenberg under Sections 10(b) and 20(a) of the Securities Exchange Act of 1934 (“Exchange Act”) and United States Securities and Exchange Commission (“SEC”) Rule 10b-5.

As set forth in the Ferraiori Complaint, these claims generally involved an alleged failure to disclose the extent of Triterras’s reliance on Rhodium Resources Pte. Ltd. (“Rhodium”), a related party, and that Rhodium faced liabilities that jeopardized their relationship. According to the Ferraiori Complaint, news of Rhodium’s financial difficulties, which Triterras disclosed on December 17, 2020, undermined statements about Triterras’s business and prospects, caused the trading price of Triterras securities to decline, and resulted in investors’ losses.

Between February 19, 2021 and March 12, 2021, briefing on the appointment of lead plaintiff and lead counsel took place under the Private Securities Litigation Reform Act of 1995 (“PSLRA”). Ferraiori and Erlandson filed competing applications (ECF Nos. 5-16). On April 15, 2021, the Court held argument and granted Erlandson’s motion, issuing an order appointing Erlandson as Lead Plaintiff and approving his counsel, Robbins Geller Rudman & Dowd LLP (“Robbins Geller”), as Lead Counsel (ECF No. 20).

On July 1, 2021, Plaintiffs filed the Amended Class Action Complaint for Violations of the Federal Securities Laws (“Amended Complaint,” ECF No. 38). Spanning 381 numbered paragraphs over 142 pages, the Amended Complaint augmented the claims and allegations in the Action, naming an additional 12 defendants in addition to Triterras, Koneru, and Rosenberg, and asserting claims under both the Exchange Act and the Securities Act of 1933 (“Securities Act”).

The Amended Complaint asserted these claims on behalf of Persons who purchased or otherwise acquired the Class A common stock or warrants of Triterras from June 29, 2020 to and including January 14, 2021 (“Class Period”), including those purchases pursuant or traceable to (a) Triterras’s November 10, 2020 issuance of securities in connection with Netfin’s acquisition of Fintech in forming Triterras and (b) the (i) Form F-4 registration statement and prospectus filed with the SEC by Holdco on August 28, 2020 and subsequent amendments filed with the SEC; and (ii) preliminary proxy statement and prospectus filed with the SEC by Netfin on August 31, 2020 and subsequent amendments filed with the SEC (the “Materials”). The claims arose from alleged misstatements and omissions about several subjects: (i) relationships between insiders at Netfin and Fintech and the employment history of certain executives, some of whom occupied management-level positions at Triterras; (ii) the way Netfin’s acquisition of Fintech arose from the transactions which resulted in forming Triterras; (iii) Rhodium’s financial condition and implications for Triterras’s business; (iv) the users of Fintech’s trading platform; and (v) the state of the commodities trade financing industry. The Amended Complaint alleged that investors suffered losses when the trading price of Triterras securities declined after the December 17, 2020 disclosure on Rhodium and the publication of reports on December 17, 2020 and January 14, 2021 about insider relationships, alleged related-party transactions, and other information.

After filing the Amended Complaint, Robbins Geller, on behalf of Plaintiffs and the putative class, continued investigating the allegations and engaged in discussions concerning the acceptance of service of the Amended Complaint by the additional defendants, including those located abroad. After further investigation and evaluation, Plaintiffs raised the prospect of attempting to resolve the Action through mediation, and Defendants agreed.

The Parties engaged the services of Jed D. Melnick, Esq., an experienced and nationally recognized mediator with JAMS, to conduct an all-day mediation on October 8, 2021. Shortly before the mediation, each side submitted a confidential mediation statement to Mr. Melnick. On October 8, 2021, Mr. Melnick conducted an all-day virtual mediation session over Zoom. Each side discussed the perceived strengths and weaknesses of their respective positions with Mr. Melnick, as well as the range of potential damages. Although the mediation concluded without a settlement, the process was productive and the Parties agreed to continue exploring a potential resolution with Mr. Melnick’s assistance.

On October 28, 2021, as negotiations continued regarding a potential resolution of this Action, Triterras announced that its Audit Committee had concluded an investigation, with the assistance of outside advisors, into the allegations contained in the January 14, 2021 report, and determined that those allegations “lack either factual support or material basis” and “do not require additional action by the Company.”

In November 2021, Mr. Melnick presented the Parties with a mediator’s proposal to assist them in forging an agreement in principle to resolve the Action, subject to formal and customary documentation and, later, approval by the Court. An agreement was not immediately reached, but the Parties continued to discuss various terms.

On January 22, 2022, the served parties executed a Memorandum of Understanding, which set forth their non-binding agreement in principle to resolve the Action in exchange for a total payment of $9 million to the Class, inclusive of fees and costs. The Parties then negotiated the terms of this Stipulation.

II.	PLAINTIFFS’ CLAIMS AND THE BENEFIT OF SETTLEMENT

Plaintiffs believe the claims asserted in the Litigation have merit and that evidence exists to support them. However, Plaintiffs and their counsel recognize and acknowledge the expense and length of continued proceedings necessary to prosecute the Action through trial and appeals. They have also taken into account the uncertainty and risk of continued litigation, including the difficulties and delays inherent in complicated securities class actions, and recognize the inherent challenges in developing admissible evidence to prove their claims and overcome defenses to the securities law violations asserted in the Action, particularly for claims arising under the PSLRA. Accordingly, based on their evaluation, Plaintiffs and their counsel believe that the Settlement confers substantial benefits on the Class while eliminating the risk and uncertainty of continued litigation, including the possibility that Defendants might prevail, in whole or in part.

III.	DEFENDANTS’ DENIALS OF WRONGDOING AND LIABILITY

Defendants have denied and continue to deny every claim alleged and all charges of wrongdoing or liability arising out of any of the conduct, statements, acts or omissions alleged, or that could have been alleged, in the Litigation. Defendants also have denied and continue to deny that Plaintiffs or the Class have suffered any damage, that the price of Triterras securities was artificially inflated by alleged misrepresentations, nondisclosures or otherwise, or that Plaintiffs or the Class were harmed by the conduct alleged in the Litigation. Defendants believe that they acted properly at all times and that the Litigation is without merit and maintain that they have meritorious defenses to all claims alleged in the Litigation.

Nonetheless, Defendants have concluded that participating further in the Litigation would be protracted and expensive, and that it is desirable that the Litigation be fully and finally settled in the manner and upon the terms and conditions set forth in this Stipulation. As set forth below, neither the Settlement nor any of the terms of this Stipulation shall constitute an admission or finding of any fault, liability, wrongdoing or damage whatsoever or any infirmity in the defenses that Defendants have, or could have, asserted.

IV.	TERMS OF STIPULATION AND AGREEMENT OF SETTLEMENT

NOW, THEREFORE, IT IS HEREBY STIPULATED AND AGREED by and among Plaintiffs (for themselves and Class Members) and Defendants, by and through their respective counsel, that, subject to approval of the Court, the Litigation and the Released Claims shall be finally and fully compromised, settled, and released, and the Litigation shall be dismissed with prejudice as to all Settling Parties upon and subject to the terms and conditions of the Stipulation.

1. Definitions

As used in this Stipulation, the following terms have the meanings specified below:

1.1 “Authorized Claimant” means any Class Member whose claim for recovery has been allowed pursuant to the terms of the Stipulation.

1.2 “Claims Administrator” means the firm of Gilardi & Co. LLC.

1.3 “Class” means all Persons who purchased or otherwise acquired the Class A common stock or warrants of Triterras from June 29, 2020 to and including January 14, 2021. Excluded from the Class are Defendants and their families, officers, affiliates, entities in which they have or had a controlling interest, and the legal representatives, heirs, successors-in-interest or assigns of any such excluded party. Also excluded from the Class are any Persons who timely and validly request exclusion from the Class, as approved by the Court.

1.4 “Class Member” or “Member of the Class” means a Person who falls within the definition of the Class as set forth in ¶1.3 above.

1.5 “Class Period” means the period from June 29, 2020 to and including January 14, 2021.

1.6 “Defendants” means the defendants named in the Amended Complaint, consisting of Triterras, Netfin, Fintech, MVR, Maurer, Rosenberg, Komissarov, Pascale, Koneru, Groh, Tan, Galani, Richards, Slowey, and Stratton.

1.7 “Defendants’ Counsel” means the law firms of Cahill Gordon & Reindel LLP, Duane Morris LLP, White & Case LLP, and DLA Piper LLP (US).

1.8 “Effective Date,” or the date upon which this Settlement becomes “effective,” means three (3) business days after the date by which all of the events and conditions specified in ¶7.1 of the Stipulation have been met and have occurred.

1.9 “Escrow Agent” means the law firm of Robbins Geller Rudman & Dowd LLP or its successor.

1.10 “Final” means when the last of the following with respect to the Judgment approving the Stipulation, substantially in the form of Exhibit B attached hereto, shall occur: (i) the expiration of the time to file a motion to alter or amend the Judgment under Federal Rule of Civil Procedure 59(e) without any such motion having been filed; (ii) the time in which to appeal the Judgment has passed without any appeal having been taken; and (iii) if a motion to alter or amend is filed or if an appeal is taken, immediately after the determination of that motion or appeal so that it is no longer subject to any further judicial review or appeal whatsoever, whether by reason of affirmance by a court of last resort, lapse of time, voluntary dismissal of the appeal or otherwise in such a manner as to permit the consummation of the Settlement substantially in accordance with the terms and conditions of this Stipulation. For purposes of this paragraph, an “appeal” shall include any petition for a writ of certiorari or other writ that may be filed in connection with approval or disapproval of this Settlement, but shall not include any appeal which concerns only the issue of Plaintiffs’ attorneys’ fees and expenses, payments to Plaintiffs pursuant to 15 U.S.C. §78u-4(a)(4) in connection with their representation of the Class, the Plan of Allocation of the Net Settlement Fund, as hereinafter defined, or the procedures for determining Authorized Claimants’ recognized claims.

1.11 RESERVED.

1.12 “Judgment” means the Final Judgment and Order of Dismissal with Prejudice to be rendered by the Court, substantially in the form attached hereto as Exhibit B.

1.13 “Lead Counsel” means Robbins Geller Rudman & Dowd LLP, 58 South Service Road, Suite 200, Melville, New York 11747.

1.14 “Litigation” or “Action” means this action, captioned Erlandson v. Triterras, Inc., et al., Case No. 7:20-cv-10795-CS (S.D.N.Y.). ECF citations are to the docket in this Action.

1.15 “Net Settlement Fund” means the Settlement Fund less any attorneys’ fees, expenses, and interest and any award to Plaintiffs, provided for herein or approved by the Court, and less Notice and Administration Expenses, Taxes and Tax Expenses, and other Court-approved deductions.

1.16 RESERVED.

1.17 “Person” means an individual, corporation, limited liability corporation, professional corporation, partnership, limited partnership, limited liability partnership, limited liability company, joint venture, association, joint stock company, estate, legal representative, trust, unincorporated association, government or any political subdivision or agency thereof, and any business or legal entity and their spouses, heirs, predecessors, successors, representatives, or assignees.

1.18 “Plaintiffs” means the plaintiffs named in the Amended Complaint, consisting of Court-appointed Lead Plaintiff Erlandson and additional plaintiff Norris.

1.19 “Plan of Allocation” means a plan or formula of allocation of the Net Settlement Fund whereby the Net Settlement Fund shall be distributed to Authorized Claimants. Any Plan of Allocation is not part of the Stipulation and neither Defendants nor their Related Parties shall have any responsibility or liability with respect thereto.

1.20 “Proof of Claim and Release” means the Proof of Claim and Release form for submitting a claim, which, subject to approval of the Court, shall be substantially in the form attached hereto as Exhibit A-2.

1.21 “Related Parties” means each Defendant’s respective present, former, or future parents, subsidiaries, divisions and affiliates and the respective present and former employees, members, partners, principals, officers, directors, controlling shareholders, attorneys, advisors, accountants, auditors, underwriters, consultants, investment bankers, commercial bankers, joint ventures, insurers, and re-insurers of each of them; and the predecessors, successors, estates, immediate family members, spouses, heirs, executors, trusts, trustees, administrators, agents, representatives, assigns, and assignees of each of them, in their capacity as such.

1.22 “Released Claims” means any and all claims, demands, rights, causes of action, or liabilities (including Unknown Plaintiffs’ Claims, defined below), that could have been asserted in any forum, whether foreign or domestic, whether based on or arising under federal, state, local, or foreign law, whether based on statutory law, common law, rule or regulation, whether fixed or contingent, foreseen or unforeseen, matured or unmatured, accrued or unaccrued, liquidated or unliquidated, whether direct, representative, class or individual in nature, based on, arising from or relating to: (i) the purchase or acquisition of Class A common stock or warrants of Triterras during the Class Period; and (ii) the acts, facts, statements or omissions that were or could have been alleged or asserted by Plaintiffs relating to conduct which occurred during the Class Period. The conduct covered in subsection ii of this paragraph includes, but is not limited to, Netfin’s and/or the other Defendants’ alleged involvement, during the Class Period, in: (a) forming Holdco, issuing Triterras securities, and soliciting purchasers of Triterras securities, all of which allegedly violated the Securities Act of 1933; (b) making any allegedly misleading statements or omissions, including any such statements or omissions that could have induced investors to purchase Triterras securities, all of which allegedly violated the Securities Exchange Act of 1934; and (c) controlling any primary violators of the federal securities laws, which conduct allegedly violated both the Securities Act of 1933 and the Securities Exchange Act of 1934. Released Claims does not include claims to enforce the Settlement.

1.23 “Released Persons” means each and all of Defendants and their Related Parties.

1.24 “Releasing Plaintiff Party” or “Releasing Plaintiff Parties” means each and every plaintiff, Class Member, Plaintiff, and each of their respective past or present trustees, officers, directors, partners, employees, contractors, auditors, principals, agents, attorneys, predecessors, successors, assigns, representatives, affiliates, insurers, parents, subsidiaries, general or limited partners or partnerships, and limited liability companies; and the spouses, members of the immediate families, representatives, and heirs of any Releasing Plaintiff Party who is an individual, as well as any trust of which any Releasing Plaintiff Party is the settlor or which is for the benefit of any of their immediate family members. Releasing Plaintiff Parties do not include any Person who timely and validly seeks exclusion from the Class.

1.25 “Settlement Amount” means Nine Million Dollars ($9,000,000.00) in cash to be paid by wire transfer or check sent by overnight mail to the Escrow Agent pursuant to ¶2.2 of this Stipulation.

1.26 “Settlement Fund” means the Settlement Amount plus all interest and accretions thereto, and which may be reduced by payments or deductions as provided for herein and approved by Court order. Such amount is paid as consideration for the full and complete settlement of all the Released Claims.

1.27 “Settling Parties” means, collectively, Defendants, Plaintiffs, and the Class.

1.28 “Tax” or “Taxes” mean any and all taxes, fees, levies, duties, tariffs, imposts, and other charges of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any governmental authority.

1.29 “Unknown Defendants’ Claims” means claims referenced in ¶4.4 below which Defendants do not know or suspect to exist in their favor at the time of the release of Plaintiffs, the Class Members, and Plaintiffs’ counsel which, if known to them, might have affected their settlement with and release of Plaintiffs, Class Members, and Plaintiffs’ counsel. With respect to any and all such claims, the Settling Parties stipulate and agree that, upon the Effective Date, Defendants shall expressly waive the provisions, rights, and benefits of California Civil Code §1542, recited below, as well as any and all provisions, rights, and benefits conferred by any law of any state or territory of the United States, or principle of common law, which is similar, comparable or equivalent to California Civil Code §1542. Defendants may hereafter discover facts in addition to or different from those they now know or believe to be true with respect to the subject matter of the claims referenced in ¶4.4 below, but Defendants expressly release any and all such claims, known or unknown, suspected or unsuspected, contingent or non-contingent, whether or not concealed or hidden, which now exist, or heretofore have existed, upon any theory of law or equity now existing or coming into existence in the future, including, but not limited to, conduct which is negligent, intentional, with or without malice, or a breach of any duty, law or rule, without regard to the subsequent discovery or existence of such different or additional facts.

1.30 “Unknown Plaintiffs’ Claims” means any Released Claims which Plaintiffs or the Releasing Plaintiff Parties do not know or suspect to exist in their favor at the time of the release of the Released Persons which, if known by them, might have affected their settlement with and release of the Released Persons, or might have affected their decision with respect to this Settlement, including, without limitation, any decision not to object to this Settlement or seek exclusion from the Class. With respect to any and all Released Claims, the Settling Parties stipulate and agree that, upon the Effective Date, Plaintiffs shall expressly waive and each Releasing Plaintiff Party shall be deemed to have, and by operation of the Judgment shall have, expressly waived the provisions, rights, and benefits of California Civil Code §1542, which provides:

A general release does not extend to claims that the creditor or releasing party does not know or suspect to exist in his or her favor at the time of executing the release and that, if known by him or her, would have materially affected his or her settlement with the debtor or released party.

Plaintiffs shall expressly waive and each Releasing Plaintiff Party shall be deemed to have, and by operation of the Judgment shall have, expressly waived any and all provisions, rights, and benefits conferred by any law of any state or territory of the United States, or principle of common law, which is similar, comparable or equivalent to California Civil Code §1542. Plaintiffs and the Releasing Plaintiff Parties acknowledge that they may hereafter discover facts in addition to or different from those which they now know or believe to be true with respect to the subject matter of the Released Claims, but Plaintiffs shall expressly waive, compromise, discharge, extinguish, settle and release and each Releasing Plaintiff Party, upon the Effective Date, shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever waived, compromised, discharged, extinguished, settled and released any and all Released Claims, known or unknown, suspected or unsuspected, contingent or non-contingent, whether or not concealed or hidden, which now exist, or heretofore have existed, upon any theory of law or equity now existing or coming into existence in the future, including, but not limited to, conduct which is negligent, intentional, with or without malice, or a breach of any duty, law or rule, without regard to the subsequent discovery or existence of such different or additional facts. Plaintiffs acknowledge, and the Releasing Plaintiff Parties shall be deemed by operation of the Judgment to have acknowledged, that the foregoing waiver was separately bargained for and a key element of the Settlement of which this release is a part.

2. The Settlement

a. Class Certification

2.1 Solely for purposes of the Settlement and for no other purpose, Defendants stipulate and agree to: (a) certification of the Litigation as a class action pursuant to Rules 23(a) and 23(b)(3) of the Federal Rules of Civil Procedure on behalf of the Class; (b) certification of Plaintiffs as Class representatives for the Class; and (c) appointment of Lead Counsel as Class counsel for the Class pursuant to Rule 23(g) of the Federal Rules of Civil Procedure. If the Settlement does not become effective for any reason, the stipulations provided for in this paragraph shall be null and void and shall not be referred to or used in any way in this Action or in any litigation, and the position of the Parties with respect to class action certification will be restored to that set forth in ¶7.6.

b. The Settlement Amount

2.2 Triterras and/or relevant insurers, on behalf of all Defendants, shall pay or cause to be paid at least half of the Settlement Amount ($4.5 million) by wire transfer or check sent by overnight mail in accordance with instructions to be provided by the Escrow Agent within ten (10) calendar days of the entry of an order granting preliminary approval of the Settlement. The remaining balance shall be paid by Triterras and/or relevant insurers by wire transfer or check sent by overnight mail in accordance with instructions provided by the Escrow Agent, within fourteen (14) calendar days of the entry of an order preliminarily approving the Settlement. If the payment due date falls on a weekend or federal holiday, the payment due date will be on the next business day. Alternatively, if the entire Settlement Amount is not timely paid to the Escrow Agent, Lead Counsel may terminate the Settlement but only if (i) Lead Counsel has notified Defendants’ Counsel in writing of Lead Counsel’s intention to terminate the Settlement, and (ii) the entire Settlement Amount is not transferred to the Escrow Agent within three (3) calendar days after Lead Counsel has provided such written notice (with the same provision above if the payment date lands on a weekend or federal holiday). The Escrow Agent shall deposit the Settlement Amount plus any accrued interest in a segregated escrow account (the “Escrow Account”) maintained by the Escrow Agent. No other Defendant shall be responsible for the Settlement Amount.

2.3 The obligations incurred pursuant to this Stipulation shall be in full and final disposition and settlement of all Released Claims. The Settlement Amount paid by Triterras and/or relevant insurers on behalf of the Defendants is the sole monetary responsibility of the Released Persons under this Stipulation, and Releasing Plaintiff Parties who do not timely seek to exclude themselves from the Class shall not look to any of Defendants or Defendants’ respective Related Parties for satisfaction of any or all Released Claims. The Released Persons are not responsible for payment of Notice and Administration Expenses as defined below, or any out-of-pocket expenses, other than out of the Settlement Amount, as provided herein. The Released Persons shall have no responsibility for, interest in, or liability whatsoever with respect to: (i) any act, omission, or determination by Lead Counsel or the Claims Administrator, or any of their respective designees, in connection with the administration of the Settlement or otherwise; (ii) the management, investment, or distribution of the Settlement Fund; (iii) the Plan of Allocation; (iv) the determination, administration, calculation, or payment of any claims asserted against the Settlement Fund; (v) any loss suffered by, or fluctuation in the value of, the Settlement Fund; or (vi) the payment or withholding of any Taxes, expenses, and/or costs incurred in connection with the taxation of the Settlement Fund, distributions or other payments from the Escrow Account, or the filing of any federal, state, or local returns.

c. The Escrow Agent

2.4 The Escrow Agent shall invest the Settlement Amount deposited pursuant to ¶2.2 hereof in United States Agency or Treasury Securities or other instruments backed by the Full Faith & Credit of the United States Government or an Agency thereof, or fully insured by the United States Government or an Agency thereof and shall reinvest the proceeds of these instruments as they mature in similar instruments at their then-current market rates. All risks related to the investment of the Settlement Fund in accordance with the investment guidelines set forth in this paragraph shall be borne by the Settlement Fund and the Released Persons shall have no responsibility for, interest in, or liability whatsoever with respect to investment decisions or the actions of the Escrow Agent, or any transactions executed by the Escrow Agent. The Escrow Agent shall not disburse the Settlement Fund except as provided in the Stipulation, by an order of the Court, or with the written agreement of counsel for Defendants.

2.5 Subject to further order(s) and/or directions as may be made by the Court, or as provided in the Stipulation, the Escrow Agent is authorized to execute such transactions as are consistent with the terms of the Stipulation. The Released Persons shall have no responsibility for, interest in, or liability whatsoever with respect to the actions of the Escrow Agent, or any transaction executed by the Escrow Agent. All funds held by the Escrow Agent shall be deemed and considered to be in custodia legis of the Court, and shall remain subject to the jurisdiction of the Court, until such time as such funds shall be distributed pursuant to the Stipulation and/or further order(s) of the Court.

2.6 The Settlement Fund may be used by Lead Counsel to pay reasonable costs and expenses actually incurred in connection with providing notice to the Class, locating Class Members, soliciting claims, assisting with the submission of claims, processing Proof of Claim and Release forms, administering and distributing the Net Settlement Fund to Authorized Claimants, and paying escrow fees and costs, if any (“Notice and Administration Expenses”).

2.7 It is Lead Counsel’s sole responsibility to disseminate the Notice (as defined below) and summary notice to the Class in accordance with this Stipulation and as ordered by the Court. Defendants shall not bear any cost or responsibility for class notice, administration, or the allocation of the Net Settlement Fund among Authorized Claimants. Class Members shall have no recourse as to the Released Persons with respect to any claims they may have that arise from any failure of the notice process.

d. Taxes

2.8 (a) The Settling Parties and the Escrow Agent agree to treat the Settlement Fund as being at all times a “qualified settlement fund” within the meaning of Treas. Reg. §1.468B-1. In addition, the Escrow Agent shall timely make such elections as necessary or advisable to carry out the provisions of this ¶2.8, including the “relation-back election” (as defined in Treas. Reg. §1.468B-1) back to the earliest permitted date. Such elections shall be made in compliance with the procedures and requirements contained in such regulations. The Escrow Agent is responsible for timely and properly preparing and delivering the necessary documentation for signature by all necessary parties, and thereafter causing the appropriate filing to occur.

(b) For the purpose of §1.468B of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder, the “administrator” shall be the Escrow Agent. The Escrow Agent shall timely and properly file all informational and other tax returns necessary or advisable with respect to the Settlement Fund (including, without limitation, the returns described in Treas. Reg. §1.468B-2(k)). Such returns (as well as the election described in ¶2.8(a) hereof) shall be consistent with this ¶2.8 and in all events shall reflect that all Taxes (including any estimated Taxes, interest or penalties) on the income earned by the Settlement Fund shall be paid out of the Settlement Fund as provided in ¶2.8(c) hereof.

(c) All (a) Taxes (including any estimated Taxes, interest or penalties) arising with respect to the income earned by the Settlement Fund, including any Taxes or tax detriments that may be imposed upon the Released Persons or their counsel with respect to any income earned by the Settlement Fund for any period, after the deposit of the Settlement Amount, during which the Settlement Fund does not qualify as a “qualified settlement fund” for federal or state income tax purposes, and (b) expenses and costs incurred in connection with the operation and implementation of this ¶2.8 (including, without limitation, expenses of tax attorneys and/or accountants and mailing and distribution costs and expenses relating to filing (or failing to file) the returns described in this ¶2.8) (“Tax Expenses”), shall be paid out of the Settlement Fund; in all events the Released Persons and their counsel shall have no liability or responsibility for the Taxes or the Tax Expenses. Further, Taxes and Tax Expenses shall be treated as, and considered to be, a cost of administration of the Settlement Fund and shall be timely paid by the Escrow Agent out of the Settlement Fund without prior order from the Court and the Escrow Agent shall be authorized (notwithstanding anything herein to the contrary) to withhold from distribution to Authorized Claimants any funds necessary to pay such amounts, including the establishment of adequate reserves for any Taxes and Tax Expenses (as well as any amounts that may be required to be withheld under Treas. Reg. §1.468B-2(l)(2)); neither the Released Persons nor their counsel are responsible nor shall they have any liability for any Taxes or Tax Expenses. The Settling Parties agree to cooperate with the Escrow Agent, each other, and their tax attorneys and accountants to the extent reasonably necessary to carry out the provisions of this ¶2.8.

e. Termination of Settlement

2.9 In the event that the Stipulation is not approved or the Stipulation is terminated, canceled, or fails to become effective for any reason, the Settlement Fund less Notice and Administration Expenses or Taxes or Tax Expenses paid, incurred, or due and owing in connection with the Settlement provided for herein, shall be refunded pursuant to written instructions from Defendants’ Counsel in accordance with ¶7.5 herein.

3. Preliminary Approval Order and Settlement Hearing

3.1 Promptly, but no later than two (2) weeks after executing this Stipulation with Exhibits, Lead Counsel shall submit the Stipulation and related materials to the Court and shall apply for entry of an order (“Preliminary Approval Order”), substantially in the form of Exhibit A attached hereto, requesting, inter alia, preliminary approval of the Settlement set forth in the Stipulation, and approval for the mailing of a settlement notice (“Notice”) and publication of a summary notice, substantially in the forms of Exhibits A-1 and A-3 attached hereto. The Notice shall include the general terms of the Settlement set forth in the Stipulation, the proposed Plan of Allocation, the general terms of the Fee and Expense Application, as defined in ¶6.1 hereof, and the date of the Settlement Hearing as defined below.

3.2 Lead Counsel shall promptly request that after notice is given, the Court hold a hearing (“Settlement Hearing”) and approve the Settlement of the Litigation as set forth herein. At or after the Settlement Hearing, Lead Counsel also will request that the Court approve the proposed Plan of Allocation, the Fee and Expense Application, and Plaintiffs’ request for an amount pursuant to 15 U.S.C. §78u-4(a)(4) in connection with their representation of the Class.

4. Releases

4.1 Upon the Effective Date, Plaintiffs shall, and each of the Releasing Plaintiff Parties shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever waived, released, relinquished, discharged, and dismissed all Released Claims against the Released Persons and shall forever be barred and enjoined from commencing, instituting, prosecuting, or maintaining any and all of the Released Claims against the Released Persons, whether or not such Releasing Plaintiff Party executes and delivers the Proof of Claim and Release or shares in the Settlement Fund. Claims to enforce the terms of this Stipulation are not released.

4.2 The Proof of Claim and Release to be executed by Class Members shall release all Released Claims against the Released Persons and shall be substantially in the form contained in Exhibit A-2 attached hereto.

4.3 Upon the Effective Date, all Releasing Plaintiff Parties, and anyone claiming through or on behalf of any of them, will be forever barred and enjoined from commencing, instituting, prosecuting or continuing to prosecute any action or other proceeding in any court of law or equity, arbitration tribunal, or administrative forum, asserting the Released Claims against any of the Released Persons.

4.4 Upon the Effective Date, each of the Released Persons shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever released, relinquished, and discharged Plaintiffs, each and all of the Class Members, and Plaintiffs’ counsel from all claims and causes of action of every nature and description (including Unknown Defendants’ Claims), whether arising under federal, state, common or foreign law, that arise out of or relate in any way to the institution, prosecution, or settlement of the claims against Defendants, except for claims relating to the enforcement of the Settlement. Notwithstanding the foregoing, nothing in this Stipulation or its Exhibits shall be construed as limiting, modifying or otherwise affecting any indemnification rights, insurance coverage or policies that may be available to any of the Released Persons.

5. Administration and Calculation of Claims, Final Awards and Supervision and Distribution of the Settlement Fund

5.1 The Claims Administrator, subject to such supervision and direction of the Court as may be necessary or as circumstances may require, shall administer and calculate the claims submitted by Class Members and shall oversee distribution of the Net Settlement Fund to Authorized Claimants.

5.2 The Settlement Fund shall be applied as follows:

(a) to pay all Notice and Administration Expenses;

(b) to pay the Taxes and Tax Expenses described in ¶2.8 hereof;

(c) to pay attorneys’ fees and expenses of counsel for Plaintiffs (“Fee and Expense Award”), and to pay Plaintiffs an amount pursuant to 15 U.S.C. §78u-4(a)(4) in connection with their representation of the Class, if and to the extent allowed by the Court; and

(d) after the Effective Date, to distribute the Net Settlement Fund to Authorized Claimants as allowed by the Stipulation, the Plan of Allocation, or the Court.

5.3 After the Effective Date, and in accordance with the terms of the Stipulation, the Plan of Allocation, or such further approval and further order(s) of the Court as may be necessary or as circumstances may require, the Net Settlement Fund shall be distributed to Authorized Claimants, subject to and in accordance with the following provisions in this paragraph 5.

5.4 Within ninety (90) calendar days after the mailing of the Notice or such other time as may be set by the Court, each Person claiming to be an Authorized Claimant shall be required to submit to the Claims Administrator a completed Proof of Claim and Release, substantially in the form of Exhibit A-2 attached hereto, signed under penalty of perjury and supported by such documents as are specified therein. Any Person who files a Proof of Claim and Release shall reasonably cooperate with the Claims Administrator, including by promptly responding to any inquiry made by the Claims Administrator.

5.5 All Members of the Class (except Persons who request exclusion) shall be bound by all determinations and judgments in the Litigation concerning the Settlement, including, but not limited to, the releases provided for therein, whether favorable or unfavorable to the Class, regardless of whether such Persons seek or obtain by any means, including, without limitation, by submitting a Proof of Claim and Release form or any similar document, any distribution from the Settlement Fund or the Net Settlement Fund.

5.6 Lead Counsel shall cause to be provided to Defendants’ Counsel copies of all requests for exclusion, and any written revocation of requests for exclusion, as expeditiously as possible, and within the sooner of three (3) calendar days of Lead Counsel’s receipt or fourteen (14) calendar days prior to the Settlement Hearing.

5.7 Except as otherwise ordered by the Court, all Class Members who fail to timely submit a valid Proof of Claim and Release or a request for exclusion within the applicable period, or such other period as may be ordered by the Court, or otherwise allowed, shall be forever barred from receiving any payments pursuant to the Stipulation and the Settlement set forth herein, but will in all other respects be subject to and bound by the provisions of the Stipulation, the releases contained herein, and the Judgment, and will be barred from bringing any action against the Released Persons concerning the Released Claims. Notwithstanding the foregoing, Lead Counsel shall have the discretion (but not an obligation) to accept late-submitted claims for processing by the Claims Administrator so long as distribution of the Net Settlement Fund to Authorized Claimants is not materially delayed thereby.

5.8 The Net Settlement Fund shall be distributed to the Authorized Claimants substantially in accordance with the Plan of Allocation set forth in the Notice and approved by the Court. If there is any balance remaining in the Net Settlement Fund after a reasonable period of time after the date of the initial distribution of the Net Settlement Fund, Lead Counsel shall, if feasible, reallocate (which reallocation may occur on multiple occasions) such balance among Authorized Claimants in an equitable and economic fashion. Thereafter, any de minimis balance which still remains in the Net Settlement Fund shall be donated to the New York Bar Foundation. Upon exhaustion of the Settlement Fund, the Claims Administrator shall within five (5) business days thereafter take down, deactivate or otherwise delete any website or domain established for purposes of publicizing or administering the Settlement.

5.9 Defendants and their Related Parties shall have no responsibility for, interest in, or liability whatsoever with respect to the distribution of the Net Settlement Fund, the Plan of Allocation, the determination, administration, or calculation of claims, the payment or withholding of Taxes or Tax Expenses, or any losses incurred in connection therewith. No Person shall have any claim of any kind against the Defendants or their Related Parties with respect to the matters set forth in ¶¶5.1-5.11 hereof; and the Releasing Plaintiff Parties, Plaintiffs, and Lead Counsel release the Defendants and their Related Parties from any and all liability and claims arising from or with respect to the administration, investment or distribution of the Settlement Fund.

5.10 No Person shall have any claim against Defendants or their Related Parties (including, without limitation, attorneys for Defendants), Plaintiffs, Lead Counsel or the Claims Administrator, or any other Person designated by Lead Counsel based on determinations or distributions made substantially in accordance with the Stipulation and the Settlement contained herein, the Plan of Allocation, or further order(s) of the Court.

5.11 It is understood and agreed by the Settling Parties that any proposed Plan of Allocation of the Net Settlement Fund, including, but not limited to, any adjustments to an Authorized Claimant’s claim set forth therein, is not a part of the Stipulation and is to be considered by the Court separately from the Court’s consideration of the fairness, reasonableness, and adequacy of the Settlement set forth in the Stipulation, and any order or proceeding relating to the Plan of Allocation shall not operate to terminate or cancel the Stipulation or affect the finality of the Court’s Judgment approving the Stipulation and the Settlement set forth therein.

6. Plaintiffs’ Counsel’s Attorneys’ Fees and Expenses

6.1 Lead Counsel may submit an application or applications (“Fee and Expense Application”) for: (a) an award of attorneys’ fees; plus (b) expenses or charges in connection with prosecuting the Litigation; plus (c) any interest on such attorneys’ fees and expenses at the same rate and for the same periods as earned by the Settlement Fund (until paid) as may be awarded by the Court. Lead Counsel reserves the right to make additional applications for fees and expenses incurred.

6.2 The fees and expenses, as awarded by the Court, shall be paid to Lead Counsel from the Settlement Fund, as ordered, immediately after the Court executes the Judgment and an order awarding such fees and expenses, notwithstanding the existence of any timely filed objections thereto or to the Settlement, or potential for appeal therefrom, or collateral attack on the Settlement or any part thereof. Lead Counsel may thereafter allocate the attorneys’ fees among other plaintiffs’ counsel, if any, in any manner in which it in good faith believes reflects the contributions of such counsel to the initiation, prosecution, and resolution of the Litigation.

6.3 If the Effective Date does not occur, or the Judgment or the order making the Fee and Expense Award is reversed or modified, or the Stipulation is canceled or terminated for any other reason, and such reversal, modification, cancellation or termination becomes Final and not subject to review, and if the Fee and Expense Award has been paid to any extent, then (a) Lead Counsel with respect to the entire Fee and Expense Award, and (b) such of plaintiffs’ counsel who have received any portion of the Fee and Expense Award, shall, within five (5) business days from receiving notice from Defendants’ Counsel or from a court of appropriate jurisdiction, refund to the Settlement Fund such fees and expenses previously paid to them from the Settlement Fund plus interest thereon at the same rate as earned on the Settlement Fund in an amount consistent with such reversal, modification, cancellation or termination. Any refunds required pursuant to this paragraph shall be the several obligation of Plaintiffs’ counsel, including their partners and/or shareholders. Each such plaintiffs’ counsel’s law firm receiving fees and expenses, as a condition of receiving such fees and expenses, on behalf of itself and each partner and/or shareholder of it, agrees that the law firm and its partners and/or shareholders are subject to the jurisdiction of the Court for the purpose of enforcing the provisions of this paragraph.

6.4 RESERVED.

6.5 The procedure for and allowance or disallowance by the Court of any applications by any plaintiffs’ counsel for attorneys’ fees and expenses, or an award to Plaintiffs, to be paid out of the Settlement Fund, are not part of the Settlement set forth in the Stipulation, and are to be considered by the Court separately from the Court’s consideration of the fairness, reasonableness and adequacy of the Settlement set forth in the Stipulation, and shall have no effect on the terms of the Stipulation or on the validity or enforceability of the Settlement. The approval of the Settlement, and it becoming Final, shall not be contingent on the award of attorneys’ fees and expenses, any award to Plaintiffs or Lead Counsel, or any appeals from such awards. Any order or proceeding relating to the Fee and Expense Application, or Plaintiffs’ application for an award, or any appeal from any order relating thereto or reversal or modification thereof, shall not operate to terminate or cancel the Stipulation, or affect or delay the finality of the Judgment approving the Stipulation and the Settlement of the Litigation set forth therein.

6.6 Any fees and/or expenses awarded by the Court shall be paid solely from the Settlement Fund. Defendants and their Related Parties shall have no responsibility for, and no liability whatsoever with respect to, any payment of attorneys’ fees and/or expenses to plaintiffs’ counsel or to Plaintiffs.

6.7 Defendants and their Related Parties shall have no responsibility for the allocation among plaintiffs’ counsel, and/or any other Person who may assert some claim thereto, of any Fee and Expense Award that the Court may make in the Litigation.

7. Conditions of Settlement, Effect of Disapproval, Cancellation or Termination

7.1 The Effective Date of the Stipulation shall be conditioned on the occurrence of all of the following events:

(a) the Settlement Amount has been deposited into the Escrow Account;

(b) the Court has entered the Preliminary Approval Order, as required by ¶3.1 hereof, substantially in the form set forth in Exhibit A attached hereto;

(c) the Court has granted final approval to the Settlement as described herein, following notice to the Class and a hearing, as required by Rule 23 of the Federal Rules of Civil Procedure, and entered the Judgment, or a judgment substantially in the form of Exhibit B attached hereto;

(d) Defendants have not exercised their option to terminate the Stipulation pursuant to ¶7.3 hereof; and

(e) the Judgment has become Final, as defined in ¶1.10 hereof.

7.2 Upon the Effective Date, any and all remaining interest or right of Triterras and/or any relevant insurers in or to the Settlement Fund, if any, shall be absolutely and forever extinguished and the releases herein shall be effective. If the conditions specified in ¶7.1 hereof are not met, then the Stipulation shall be canceled and terminated subject to ¶7.4 hereof unless Lead Counsel and Triterras’s counsel mutually agree in writing to proceed with the Stipulation.

7.3 Defendants shall have the option to terminate the Settlement if Class Members representing more than a certain percentage of Triterras Class A common stock and warrants subject to this Settlement exclude themselves from the Class in accordance with the Notice, as set forth in a confidential separate agreement (the “Supplemental Agreement”) to be executed between Plaintiffs and Defendants, by and through their counsel, concurrently with this agreement. The terms of the Supplemental Agreement shall not be disclosed in any other manner other than the statements herein and in the Notice, or as otherwise provided in the Supplemental Agreement unless and until the Court otherwise directs or a dispute arises between Plaintiffs and Defendants concerning its interpretation or application. If submission of the Supplemental Agreement to the Court is required for resolution of a dispute or is otherwise ordered by the Court, the Parties will undertake to have the Court review the Supplemental Agreement in camera without filing it on the docket. If the Court requires that the Supplemental Agreement be filed, the Parties shall request that it be filed under seal or with the percentage redacted.

7.4 Each of Plaintiffs and Defendants shall have the right to terminate the Settlement and this Stipulation by providing written notice of their election to do so (“Termination Notice”) to all other parties hereto within thirty (30) calendar days of: (a) the Court’s refusal to enter the Preliminary Approval Order substantially in the form set forth in Exhibit A attached hereto; (b) the Court’s refusal to approve this Stipulation; (c) the Court’s refusal to enter the Judgment, or a judgment substantially in the form of Exhibit B attached hereto; (d) the date upon which the Judgment is reversed or vacated or altered following any appeal taken therefrom, or is successfully collaterally attacked; or (e) the failure of the Effective Date to occur for any reason. For avoidance of doubt, no order of the Court or modification or reversal on appeal of any order of the Court concerning the Plan of Allocation or the amount of any attorneys’ fees, expenses, and interest awarded by the Court to Lead Counsel or any amount awarded to Plaintiffs shall operate to terminate or cancel this Stipulation or constitute grounds for cancellation or termination of the Stipulation.

7.5 Unless otherwise ordered by the Court, if the Stipulation shall terminate, or be canceled, or shall not become effective for any reason, within five (5) business days after written notification of such event is sent by counsel for the terminating Settling Party to the other Settling Parties and the Escrow Agent, the Settlement Fund (including accrued interest), less expenses which have either been disbursed pursuant to ¶¶2.6 and 2.8 hereof, or are chargeable to the Settlement Fund pursuant to ¶¶2.6 and 2.8 hereof, shall be refunded by the Escrow Agent pursuant to written instructions from Defendants’ Counsel. The Escrow Agent or its designee shall apply for any tax refund owed on the Settlement Amount and pay the proceeds, after deduction of any fees or expenses incurred in connection with such application(s) for refund, pursuant to written instructions from Defendants’ Counsel.

7.6 If the Stipulation is not approved by the Court or the Settlement set forth in the Stipulation is terminated or fails to become effective in accordance with its terms, the Settling Parties shall be restored to their respective positions in the Litigation as of January 22, 2022. In such event, the terms and provisions of the Stipulation, with the exception of ¶¶1.1-1.30, 2.6-2.9, 6.3-6.4, 7.4-7.6, and 9.5 hereof, shall have no further force and effect with respect to the Settling Parties and shall not be used in this Litigation or in any other proceeding for any purpose, and any judgment or order entered by the Court in accordance with the terms of the Stipulation shall be treated as vacated, nunc pro tunc. No order of the Court or modification or reversal on appeal of any order of the Court concerning the Plan of Allocation or the amount of any attorneys’ fees, costs, expenses, and interest awarded by the Court to any of Plaintiffs’ counsel or award to Plaintiffs pursuant to 15 U.S.C. §78u-4(a)(4) shall operate to terminate or cancel this Stipulation or constitute grounds for cancellation or termination of the Stipulation.

7.7 If the Effective Date does not occur, or if the Stipulation is terminated pursuant to its terms, neither Plaintiffs nor any of their counsel shall have any obligation to repay any amounts disbursed pursuant to ¶¶2.6 or 2.8. In addition, any expenses already incurred pursuant to ¶¶2.6 or 2.8 hereof at the time of such termination or cancellation but which have not been paid, shall be paid by the Escrow Agent in accordance with the terms of the Stipulation prior to the balance being refunded in accordance with ¶¶2.9 and 7.5 hereof.

7.8 In the event of a final order of a court of competent jurisdiction, not subject to any further proceedings, determining the transfer of the Settlement Fund, or any portion thereof, by or on behalf of Defendants to be a voidable preference, voidable transfer, fraudulent transfer, or similar transaction under Title 11 of the United States Code (Bankruptcy), or applicable state law, and any portion thereof is required to be refunded and such amount is not promptly deposited in the Settlement Fund by or on behalf of any Defendant, then, at the election of Plaintiffs, as to Defendants, the Settlement may be terminated and the Judgment entered in favor of Defendants pursuant to the Settlement shall be null and void and the Settlement Fund shall be promptly returned. Alternatively, at the election of Plaintiffs, the Settling Parties shall jointly move the Court to vacate and set aside the release given and the Judgment entered in favor of the Defendants and that the Defendants and Plaintiffs and the Members of the Class shall be restored to their litigation positions as of January 22, 2022, and the Settlement Fund shall be promptly returned.

8. No Admission of Wrongdoing

8.1 The Settling Parties agree that the Settlement, this Stipulation (whether or not consummated), including the Exhibits hereto and the Plan of Allocation contained therein (or any other plan of allocation that may be approved by the Court), the negotiations leading to the execution of this Stipulation and the Settlement, any proceedings taken pursuant to or in connection with this Stipulation, and/or approval of the Settlement (including any arguments proffered in connection therewith), and any communication relating thereto, are not evidence, nor an admission or concession by any Settling Party or its counsel, of any fault, liability or wrongdoing whatsoever, as to any facts or claims alleged or asserted in the Action, or any other actions or proceedings, or as to the validity or merit of any of the claims or defenses alleged or asserted in any such action or proceeding.

8.2 Throughout the course of the Action, Defendants have denied and continue to deny liability and maintain that they have meritorious defenses. Nonetheless, Defendants have determined that it is desirable that the Action fully and finally be settled in the manner and upon the terms and conditions set forth in this Stipulation in order to avoid the cost and burden of litigation.

8.3 Neither the Settlement, this Stipulation (whether or not consummated), including the Exhibits hereto and the Plan of Allocation contained therein (or any other plan of allocation that may be approved by the Court), the negotiations leading to the execution of this Stipulation and the Settlement, nor any proceedings taken pursuant to or in connection with this Stipulation, and/or approval of the Settlement (including any arguments proffered in connection therewith):

(a) shall be offered or received against any Defendant as evidence of or construed as or deemed to be evidence of any presumption, concession, or admission by any Defendant of the truth of any allegations by Plaintiffs or any Member of the Class or the validity of any claim that has been or could have been asserted in the Litigation, or the deficiency of any defense that has been or could have been asserted in the Litigation or in any other litigation, including, but not limited to, litigation of the Released Claims, or of any liability, negligence, fault, or wrongdoing of any kind of any of the Defendants or in any way referred to for any other reason as against any of the Defendants, in any civil, criminal, or administrative action or proceeding, other than such proceedings as may be necessary to effectuate the provisions of this Stipulation;

(b) shall be offered or received against any Defendant as evidence of a presumption, concession, or admission of any fault, misrepresentations, or omission with respect to any statement or written document approved or made by any Defendant, or against Plaintiffs or any Member of the Class as evidence of any infirmity in the claims of Plaintiffs and the Class;

(c) shall be offered or received against any Defendant as evidence of a presumption, concession, or admission of any liability, negligence, fault, or wrongdoing, or in any way referred to for any other reason as against any of the Parties to this Stipulation, in any other civil, criminal, or administrative action or proceeding; provided, however, that if this Stipulation is approved by the Court, Defendants and their Related Parties may refer to it to effectuate the release granted them hereunder; or

(d) shall be construed against Defendants, Plaintiffs, or the Class as evidence of a presumption, concession or admission that the consideration to be given hereunder represents the amount which could be or would have been recovered after trial or in any proceeding other than this Settlement.

8.4 Defendants and/or their respective Related Parties may file this Stipulation and/or Judgment from this Action in any other action that may be brought against them in order to support a defense or counterclaim based on principles of res judicata, collateral estoppel, release, good faith settlement, judgment bar or reduction, or any theory or claim preclusion or issue preclusion or similar defense or counterclaim.

9. Miscellaneous Provisions

9.1 The Settling Parties (a) acknowledge that it is their intent to consummate this Stipulation; and (b) agree to cooperate to the extent reasonably necessary to effectuate and implement all terms and conditions of this Stipulation and to exercise their best efforts to accomplish the foregoing terms and conditions of this Stipulation.

9.2 The Settling Parties intend this Settlement to be a final and complete resolution of all disputes between them with respect to the Litigation. The Settlement compromises claims which are contested and shall not be deemed an admission by any Settling Party as to the merits of any claim or defense. The Judgment will contain a finding that, during the course of the Litigation, the Settling Parties and their respective counsel at all times complied with the requirements of Federal Rule of Civil Procedure 11, and, based upon the publicly available information at the time, this Action was filed in good faith, and was not frivolous. The Settling Parties agree that the Settlement Amount and the other terms of the Settlement were negotiated in good faith by the Settling Parties, and reflect a settlement that was reached voluntarily after consultation with competent legal counsel.

9.3 Plaintiffs and their counsel and Defendants and their counsel shall not make any accusations of wrongful or actionable conduct by any party concerning the prosecution, defense, and resolution of the Action, and shall not otherwise suggest that the Settlement embodied in this Stipulation constitutes an admission of any claim or defense alleged. The Settling Parties reserve their right to rebut, in a manner that such party determines to be appropriate (while protecting from disclosure confidential communications made in furtherance of settlement), any contention made in any public forum regarding the Litigation, including that the Litigation was brought or defended in bad faith or without a reasonable basis.

9.4 All agreements made and orders entered during the course of the Litigation relating to the confidentiality of information shall survive this Stipulation.

9.5 Whether or not this Stipulation is approved by the Court and whether or not the Settlement embodied in this Stipulation is consummated, the Settling Parties and their counsel shall use their best efforts to keep all negotiations, discussions, acts performed, agreements, drafts, documents signed and proceedings had in connection with this Stipulation confidential. Notwithstanding the foregoing, the Settling Parties agree that this Stipulation, when signed by or on behalf of the Settling Parties, will be made public and may be filed publicly as part of any motion for preliminary or final approval of the Settlement.

9.6 All of the Exhibits to the Stipulation are material and integral parts hereof and are fully incorporated herein by this reference. Notwithstanding the foregoing, if there is a conflict or inconsistency between the terms of this Stipulation and any exhibit attached thereto, the terms of this Stipulation shall prevail.

9.7 Defendants shall determine the form of notice to be provided for the purpose of satisfying the requirements of the Class Action Fairness Act and will identify those who are entitled to receive notice as provided for therein. Defendants shall be responsible for mailing such notice within ten (10) calendar days after this Stipulation is filed with the Court, as provided for in 28 U.S.C. §1715(b) and for all expenses and costs related thereto.

9.8 The Stipulation may be amended or modified only by a written instrument signed by or on behalf of all Settling Parties or their respective successors-in-interest.

9.9 The waiver by any party of any breach of this Stipulation by any other party shall not be deemed a waiver of any other prior or subsequent breach of this Stipulation.

9.10 The Stipulation and the Exhibits attached hereto and the Supplemental Agreement constitute the entire agreement among the Parties hereto and no representations, warranties or inducements have been made to any party concerning the Stipulation or its Exhibits other than the representations, warranties, and covenants contained and memorialized in such documents. Except as otherwise provided herein or in a separate written agreement, each party shall bear its own costs.

9.11 Lead Counsel, on behalf of the Class, is expressly authorized by Plaintiffs to take all appropriate action required or permitted to be taken by the Class pursuant to the Stipulation to effectuate its terms and is expressly authorized to enter into any modifications or amendments to the Stipulation on behalf of the Class which it deems appropriate.

9.12 Each counsel or other Person executing the Stipulation or any of its Exhibits on behalf of any party hereto hereby warrants that such Person has the full authority to do so.

9.13 The Stipulation may be executed in one or more counterparts. All executed counterparts and each of them shall be deemed to be one and the same instrument. A complete set of executed counterparts shall be filed with the Court. Signatures sent by facsimile or pdf via e-mail shall be deemed originals.

9.14 The Stipulation shall be binding upon, and inure to the benefit of, the successors and assigns of the Parties hereto.

9.15 The Court shall retain jurisdiction with respect to implementing and enforcing the terms of the Stipulation, and all Settling Parties submit to the Court’s jurisdiction for purposes of implementing and enforcing the Settlement embodied in the Stipulation and matters related to it. Any such actions, motions, or disputes arising under or to enforce this Stipulation or any portion thereof shall be commenced and maintained only in this Court.

9.16 Plaintiffs and Defendants agree to suspend all activity in this Litigation except as necessary to present the Settlement to the Court and to cooperate in seeking the Court’s approval of the Preliminary Approval Order, which provides that all activity in this Litigation shall be stayed, and all Class Members shall be barred and enjoined from prosecuting any of the Released Claims against any of the Released Persons, pending final approval of the Settlement.

9.17 This Stipulation and the Exhibits hereto shall be considered to have been negotiated, executed and delivered, and to be wholly performed, in the State of New York, and the rights and obligations of the Parties to the Stipulation shall be construed and enforced in accordance with, and governed by, the internal, substantive laws of the State of New York without giving effect to that State’s choice-of-law principles. This Stipulation shall not be construed more strictly against one party than another merely by virtue of the fact that it, or any part of it, may have been prepared by counsel for one of the Parties, it being recognized that it is the result of arm’s-length negotiations between all Parties and that all Parties have contributed substantially and materially to the preparation of this Stipulation.

IN WITNESS WHEREOF, the Parties hereto have caused the Stipulation to be executed, by their duly authorized attorneys.

Dated: April 27, 2022	ROBBINS GELLER RUDMAN
& DOWD LLP
SAMUEL H. RUDMAN
JOSEPH RUSSELLO

/s/ Joseph Russello
JOSEPH RUSSELLO

58 South Service Road, Suite 200
Melville, NY 11747
Telephone: 631/367-7100
631/367-1173 (fax)
srudman@rgrdlaw.com
jrussello@rgrdlaw.com

Lead Counsel for Plaintiffs

LEVI & KORSINSKY LLP
MARK S. REICH
55 Broadway, 10th Floor
New York, New York 10006
Telephone: (212) 363-7500
212/363-7171 (fax)
mreich@zlk.com

Additional Counsel for Plaintiff James Ian Norris

Dated: April 27, 2022	CAHILL GORDON & REINDEL LLP
BRADLEY J. BONDI
LANDIS C. BEST

/s/ Bradly J. Bondi
BRADLY J. BONDI

32 Old Slip
New York, New York 10005
Telephone: (212) 701-3710
bbondi@cahill.com
lbest@cahill.com

Counsel for Defendants Triterras, Inc., Netfin Acquisition Corp., Triterras Fintech Pte. Ltd., Richard Maurer, Srinivas Koneru, James Groh, Alvin Tan, John A. Galani, and Kenneth Stratton

Dated: April 27, 2022	DUANE MORRIS LLP
DANA B. KLINGES
PEGGY S. CHEN

/s/ Dana B. Klinges
DANA B. KLINGES

30 South 17th Street
Philadelphia, Pennsylvania 19103
Telephone: (215) 979-1143
dklinges@duanemorris.com pschen@duanemorris.com

Counsel for Defendants Triterras, Inc., Netfin Acquisition Corp., Triterras Fintech Pte. Ltd., Richard Maurer, Srinivas Koneru, James Groh, Alvin Tan, John A. Galani, and Kenneth Stratton

Dated: April 27, 2022	WHITE & CASE LLP
GREGORY STARNER

/s/ Gregory Starner
GREGORY STARNER

1221 Avenue of the Americas
New York, New York 10020
Telephone: (212) 819-8839
gstarner@whitecase.com

Counsel for Defendants MVR Netfin LLC, Marat Rosenberg, Vadim Komissarov, and Gerald Pascale

Dated: April 27, 2022	DLA PIPER LLP (US)
CARYN SCHECHTMAN

/s/ Caryn Schechtman
CARYN SCHECHTMAN

1251 Avenue of the Americas
New York, New York 10020-1104 Telephone: (212) 335-4500
caryn.schechtman@dlapiper.com

Counsel for Defendants Matthew Richards and Vanessa Slowey

EXHIBIT A

UNITED STATES DISTRICT COURT

SOUTHERN DISTRICT OF NEW YORK

x

JOHN A. ERLANDSON and JAMES IAN	:	Civil Action No. 7:20-cv-10795-CS
NORRIS, Individually and on Behalf of All	:
Others Similarly Situated,	:	CLASS ACTION
:
Plaintiffs,	:	[PROPOSED] ORDER PRELIMINARILY
	:	APPROVING SETTLEMENT AND
vs.	:	PROVIDING FOR NOTICE
:
TRITERRAS, INC. (f/k/a NETFIN	:	EXHIBIT A
HOLDCO), NETFIN ACQUISITION CORP.,	:
TRITERRAS FINTECH PTE. LTD., MVR	:
NETFIN LLC, RICHARD MAURER,	:
MARAT ROSENBERG, VADIM	:
KOMISSAROV, GERALD PASCALE,	:
SRINIVAS KONERU, JAMES H. GROH,	:
ALVIN TAN, JOHN A. GALANI,	:
MATTHEW RICHARDS, VANESSA	:
SLOWEY and KENNETH STRATTON,	:
:
Defendants.	:
x

WHEREAS, an action is pending before this Court entitled Erlandson v. Triterras, Inc., et al., Case No. 7:20-cv-10795-CS (“Litigation”);

WHEREAS, Plaintiffs having made application, pursuant to Federal Rule of Civil Procedure 23(e), for an order preliminarily approving the Settlement of this Litigation, in accordance with a Stipulation and Agreement of Settlement dated as of April 27, 2022 (“Stipulation”), which, together with the Exhibits annexed thereto, sets forth the terms and conditions for a proposed Settlement of the Litigation and for dismissal of the Litigation with prejudice upon the terms and conditions set forth therein; and the Court having read and considered the Stipulation and the Exhibits annexed thereto; and WHEREAS, unless otherwise defined, all terms used herein have the same meanings as set forth in the Stipulation.

NOW, THEREFORE, IT IS HEREBY ORDERED:

1. The Court has reviewed the Stipulation and preliminarily approves the Settlement set forth therein as fair, reasonable, and adequate to the Class, subject to further consideration at the Settlement Hearing described below.

2. Pursuant to Rules 23(a) and (b)(3) of the Federal Rules of Civil Procedure, and for purposes of this Settlement only, the Litigation is hereby preliminarily certified as a class action on behalf of all Persons who purchased or otherwise acquired Triterras Class A common stock or warrants from June 29, 2020 to and including January 14, 2021. Excluded from the Class are Defendants and their families, officers, affiliates, entities in which they have or had a controlling interest, and the legal representatives, heirs, successors-in-interest or assigns of any such excluded party.

3. Also excluded from the Class are Persons who timely and validly request exclusion from the Class pursuant to the requirements described below and in the Notice of Pendency and Proposed Settlement of Class Action (“Notice”) to be sent to Class Members pursuant to this Order.

4. The Court finds, for the purposes of the Settlement only, that the prerequisites for a class action under Rules 23(a) and (b)(3) of the Federal Rules of Civil Procedure have been satisfied in that: (a) the Class is so numerous that joinder of all Class Members is impracticable; (b) there are questions of law and fact common to the Class; (c) Plaintiffs’ claims are typical of those of the Class; (d) Plaintiffs and Lead Counsel have fairly and adequately represented the Class’s interests and will continue to do so; (e) questions of law and fact common to Class Members predominate over any questions affecting only individual Class Members; and (f) a class action is superior to other available methods for the fair and efficient adjudication of the controversy.

5. Pursuant to Rule 23 of the Federal Rules of Civil Procedure, and for the purposes of the Settlement only, Plaintiffs are preliminarily certified as Class representatives and Lead Counsel Robbins Geller Rudman & Dowd LLP is preliminarily certified as Class counsel.

6. The Court preliminarily finds that the proposed Settlement should be approved as: (i) the result of serious, extensive arm’s-length and non-collusive negotiations; (ii) falling within a range of reasonableness which warrants final approval; (iii) having no obvious deficiencies; and (iv) warranting notice of the proposed Settlement to Class Members and further consideration of the Settlement at the fairness hearing described below.

7. A hearing (“Settlement Hearing”) shall be held before this Court on __________, 2022, at __________ [a date at least 100 calendar days from the date of this Order], at the United States District Court for the Southern District of New York, The Honorable Charles L. Brieant Jr. Federal Building and United States Courthouse, 300 Quarropas Street, White Plains, New York 10601-4150, to determine: whether the proposed Settlement on the terms and conditions provided for in the Stipulation is fair, reasonable, and adequate to the Class and should be approved; whether the proposed Final Judgment and Order of Dismissal with Prejudice, as provided under the Stipulation, should be entered; whether the proposed Plan of Allocation is fair, reasonable, and adequate and should be approved; whether the Class should be finally certified for purposes of the Settlement only; whether Plaintiffs and Lead Counsel should be finally appointed as Class representatives and Class counsel, respectively, for purposes of the Settlement only; the amount of fees and expenses that should be awarded to Lead Counsel; the amount to be awarded to Plaintiffs; and such other matters relating to this Settlement as may properly be before the Court. The Court may hold the Settlement Hearing by telephone or other means, including by using videoconferencing technology, and may adjourn the Settlement Hearing without further notice to Class Members.

8. The Court approves, as to form and content, the Notice, the Proof of Claim and Release form (“Proof of Claim”), and Summary Notice, annexed hereto as Exhibits A-1, A-2, and A-3, respectively, and finds that the mailing and distribution of the Notice and publishing of the Summary Notice substantially in the manner and form set forth in ¶¶10-11 of this Order: (a) constitute the best notice to Class Members practicable under the circumstances; (b) are reasonably calculated, under the circumstances, to describe the terms and effect of the Stipulation and of the Settlement and to apprise Class Members of their right to object to the proposed Settlement; (c) are reasonable and constitute due, adequate, and sufficient notice to all Persons entitled to receive such notice; and (d) satisfy all applicable requirements of the Federal Rules of Civil Procedure (including Rules 23(c)-(e)), the United States Constitution (including the Due Process Clause), Section 21D(a)(7) of the Securities Exchange Act of 1934, 15 U.S.C. §78u-4(a)(7), as added by the Private Securities Litigation Reform Act of 1995, the Rules of this Court, and other applicable law.

9. The firm of Gilardi & Co. LLC (“Claims Administrator”) is hereby appointed to supervise and administer the notice procedure as well as the processing of claims as more fully set forth below.

10. Not later than __________, 2022 [ten (10) business days after the Court signs and enters this Order] (“Notice Date”), the Claims Administrator shall commence mailing the Notice and Proof of Claim, substantially in the forms annexed hereto, by First-Class Mail to all Class Members who can be identified with reasonable effort, and shall cause the Notice and Proof of Claim to be posted on a website created for this Settlement located at www.TriterrasSecuritiesSettlement.com.

11. Not later than fourteen (14) calendar days after the Notice Date, the Claims Administrator shall cause the Summary Notice to be published once in the national edition of The Wall Street Journal and once over a national newswire service.

12. At least seven (7) calendar days prior to the Settlement Hearing, Lead Counsel shall serve on Defendants’ Counsel and file with the Court proof, by affidavit or declaration, of such mailing and publishing.

13. Nominees who purchased or otherwise acquired Triterras Class A common stock or warrants for the beneficial ownership of Class Members during the Class Period shall send the Notice and the Proof of Claim to all such beneficial owners within ten (10) business days after receipt thereof, or send a list of the names and addresses of such beneficial owners to the Claims Administrator within ten (10) business days of receipt thereof, in which event the Claims Administrator shall promptly mail the Notice and Proof of Claim to such beneficial owners. Lead Counsel shall, if requested, reimburse banks, brokerage houses or other nominees solely for their reasonable out-of-pocket expenses incurred in providing timely and adequate notice to beneficial owners who are Class Members out of the Settlement Fund, which expenses would not have been incurred except for the sending of such notice, subject to further order of this Court with respect to any dispute concerning such compensation.

14. All Class Members shall be bound by all determinations and judgments in the Litigation concerning the Settlement, whether favorable or unfavorable to the Class.

15. Class Members who wish to participate in the Settlement shall complete and submit Proofs of Claim in accordance with the instructions contained therein. Unless the Court orders otherwise, all Proofs of Claim must be postmarked or submitted electronically no later than ninety (90) calendar days from the Notice Date. Any Class Member who files a Proof of Claim shall reasonably cooperate with the Claims Administrator, including by promptly responding to any inquiry made by the Claims Administrator. Any Class Member who does not timely submit a Proof of Claim within the time provided for, shall be barred from sharing in the distribution of the proceeds of the Settlement Fund but shall nonetheless be bound by the Stipulation, the Judgment, and the Releases therein, unless otherwise ordered by the Court. Notwithstanding the foregoing, Lead Counsel may, in its discretion, accept late-submitted claims for processing by the Claims Administrator so long as distribution of the Net Settlement Fund to Authorized Claimants is not materially delayed thereby.

16. Any Class Member may enter an appearance in the Litigation, at their own expense, individually or through counsel of their own choice. If they do not enter an appearance, they will be represented by Lead Counsel.

17. Any Person falling within the definition of the Class may, upon request, be excluded or “opt out” from the Class. Any such Person must submit to the Claims Administrator a request for exclusion (“Request for Exclusion”), by First-Class Mail such that it is postmarked no later than ____________, 2022 [a date twenty-one (21) calendar days before the Settlement Hearing]. A Request for Exclusion must be signed and state: (a) the name, address, and telephone number of the Person requesting exclusion; (b) information on the Person’s purchases, acquisitions and sales of Triterras Class A common stock or warrants from June 29, 2020 to and including January 14, 2021; and (c) that the Person wishes to be excluded from the Class. The Request for Exclusion shall not be effective unless it provides the required information and is made within the time stated above, or the exclusion is otherwise accepted by the Court. All Persons who submit valid and timely Requests for Exclusion in the manner set forth in this paragraph shall have no rights under the Stipulation, shall not share in the distribution of the Net Settlement Fund, and shall not be bound by the Stipulation or any final judgment.

18. Any Person who is excluded from the Class by virtue of having submitted a valid and timely Request for Exclusion may, at any point up to three (3) days before the Settlement Hearing, submit a written revocation of Request for Exclusion following the same instructions in ¶17 above.

19. Any Class Member who does not request exclusion may appear and show cause why the proposed Settlement of the Litigation should or should not be approved as fair, reasonable, and adequate, why a judgment should or should not be entered thereon, why the Plan of Allocation should or should not be approved, why attorneys’ fees and expenses should or should not be awarded, or why an award to Plaintiffs pursuant to 15 U.S.C. §78u-4(a)(4) should or should not be awarded; provided, however, that no Class Member or any other Person shall be heard or entitled to contest such matters unless that Person has delivered by hand or sent by First-Class Mail written objections and copies of any papers and briefs such that they are received, not simply postmarked, on or before _____________, 2022 [a date twenty-one (21) calendar days before the Settlement Hearing], by Robbins Geller Rudman & Dowd LLP, Joseph Russello, 58 South Service Road, Suite 200, Melville, New York 11747; and Cahill Gordon & Reindel LLP, Bradley J. Bondi, 32 Old Slip, New York, New York 10005, and filed any such objections, papers, and briefs with the Clerk of the United States District Court for the Southern District of New York, The Honorable Charles L. Brieant Jr. Federal Building and Courthouse, 300 Quarropas Street, White Plains, New York 10601, on or before ________________, 2022 [a date twenty-one (21) calendar days before the Settlement Hearing]. Any objection must: (i) state the name, address, and telephone number of the objector and must be signed by the objector; (ii) state what the objector is objecting to, such as the proposed Settlement, the Plan of Allocation, the application for attorneys’ fees or expenses in this Litigation, or Plaintiffs’ request for an award under 15 U.S.C. §78u-4(a)(4); (iii) state the objection(s) and the specific reasons for each objection, including legal and evidentiary support the objector wishes to bring to the Court’s attention; (iv) state whether the objection applies only to the objector, to a specific subset of the Class, or to the entire Class; (v) include documents sufficient to prove the objector’s membership in the Class, such as documents sufficient to show the number of Triterras Class A common shares or warrants purchased or acquired during the Class Period, as well as the dates and prices of each such purchase or acquisition; and (vi) identify any other class actions to which either the objector or their counsel has previously objected. The Court will consider a Class Member’s objection only if the Class Member has complied with the above requirements. Any Class Member who does not make their objection in the manner provided shall be deemed to have waived such objection and shall forever be foreclosed from making any objection to the fairness or adequacy of the proposed Settlement as set forth in the Stipulation, to the Plan of Allocation, to the award of attorneys’ fees and expenses, or to the award to Plaintiffs, unless otherwise ordered by the Court. Class Members submitting written objections are not required to attend the Settlement Hearing, but any Class Member wishing to be heard orally in opposition to the approval of the Settlement, the Plan of Allocation, and/or the application for an award of attorneys’ fees and expenses or an award to Plaintiffs must file a written objection and indicate in the written objection their intention to appear at the hearing.

20. All funds held by the Escrow Agent shall be deemed and considered to be in custodia legis of the Court, and shall remain subject to the jurisdiction of the Court, until such time as such funds shall be distributed pursuant to the Stipulation and/or further order(s) of the Court.

21. All opening briefs and supporting documents in support of the Settlement, the Plan of Allocation, and any application by counsel for Plaintiffs’ counsel’s attorneys’ fees and expenses or for Plaintiffs shall be filed and served by ____________, 2022 [a date thirty-five (35) calendar days before the Settlement Hearing]. Replies to any objections shall be filed and served by ____________, 2022 [a date seven (7) calendar days before the Settlement Hearing].

22. Neither Defendants and their Related Parties nor Defendants’ Counsel shall have any responsibility for the Plan of Allocation or any request for attorneys’ fees or expenses by Plaintiffs’ counsel or an award to Plaintiffs, and such matters will be considered separately from the fairness, reasonableness, and adequacy of the Settlement.

23. At or after the Settlement Hearing, the Court shall determine whether the Plan of Allocation proposed by Lead Counsel, and any application for attorneys’ fees or expenses or an award to Plaintiffs shall be approved.

24. All reasonable expenses incurred in identifying and notifying Class Members, as well as administering the Settlement Fund, shall be paid as set forth in the Stipulation. If the Settlement is not approved by the Court or otherwise fails to become effective, neither Plaintiffs nor any of their counsel shall have any obligation to repay any amounts incurred and properly disbursed pursuant to ¶¶2.6 or 2.8 of the Stipulation.

25. Neither this Order, the Stipulation, nor any of its terms or provisions, nor any of the negotiations or proceedings connected with it, shall be construed as an admission or concession by Defendants of the truth of any of the allegations in the Litigation, or of any liability, fault, or wrongdoing of any kind, or offered or received in evidence, or otherwise used by any person in the Litigation, or in any other action or proceeding, whether civil, criminal, or administrative, in any court, administrative agency, or other tribunal, except in connection with any proceeding to enforce the terms of the Stipulation. The Released Persons, Plaintiffs, Class Members, and each of their counsel may file the Stipulation and/or the Judgment in any action that may be brought against them in order to support a defense or counterclaim based on principles of res judicata, collateral estoppel, release, good faith settlement, judgment bar or reduction or any other theory of claim preclusion or issue preclusion or similar defense or counterclaim.

26. The Court reserves the right to adjourn the date of the Settlement Hearing without further notice to Class Members and retains jurisdiction to consider all further applications arising out of or connected with the proposed Settlement. The Court may approve the Settlement, with such modifications as may be agreed to by the Settling Parties, if appropriate, without further notice to the Class.

27. If the Stipulation and the Settlement set forth therein is not approved or consummated for any reason whatsoever, the Stipulation and Settlement and all proceedings had in connection therewith shall be without prejudice to the rights of the Settling Parties status quo ante as set forth in ¶7.6 of the Stipulation.

28. Until otherwise ordered by the Court, the Court shall continue to stay all proceedings in the Litigation other than proceedings necessary to carry out or enforce the terms and conditions of the Stipulation. Pending final determination of whether the proposed Settlement should be approved, neither Plaintiffs nor any Class Member, directly or indirectly, representatively, or in any other capacity, shall commence or prosecute against any Defendants, any action or proceeding in any court or tribunal asserting any of the Released Claims.

29. Except to the extent the Settling Parties may agree to resolve through mediation any dispute that may arise prior to the entry of judgment, the Court retains exclusive jurisdiction over the Litigation to consider all further matters arising out of or connected with the Settlement.

IT IS SO ORDERED.

DATED:
THE HONORABLE CATHY SEIBEL UNITED STATES DISTRICT JUDGE

EXHIBIT A-1

UNITED STATES DISTRICT COURT

SOUTHERN DISTRICT OF NEW YORK

x

JOHN A. ERLANDSON and JAMES IAN	:	Civil Action No. 7:20-cv-10795-CS
NORRIS, Individually and on Behalf of All	:
Others Similarly Situated,	:	CLASS ACTION
:
Plaintiffs,	:	NOTICE OF PENDENCY AND PROPOSED
	:	SETTLEMENT OF CLASS ACTION
vs.	:
	:	EXHIBIT A-1
TRITERRAS, INC. (f/k/a NETFIN	:
HOLDCO), NETFIN ACQUISITION CORP.,	:
TRITERRAS FINTECH PTE. LTD., MVR	:
NETFIN LLC, RICHARD MAURER,	:
MARAT ROSENBERG, VADIM	:
KOMISSAROV, GERALD PASCALE,	:
SRINIVAS KONERU, JAMES H. GROH,	:
ALVIN TAN, JOHN A. GALANI,	:
MATTHEW RICHARDS, VANESSA	:
SLOWEY and KENNETH STRATTON,	:
:
Defendants.	:
x

TO:	ALL PERSONS AND ENTITIES WHO PURCHASED OR ACQUIRED THE CLASS A COMMON STOCK OR WARRANTS OF TRITERRAS, INC. (“TRITERRAS”) AT ANY TIME FROM JUNE 29, 2020 TO, AND INCLUDING, JANUARY 14, 2021 (“CLASS PERIOD”)

PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY. YOUR RIGHTS MAY BE AFFECTED BY PROCEEDINGS IN THIS LITIGATION. PLEASE NOTE THAT IF YOU ARE A CLASS MEMBER, YOU MAY BE ENTITLED TO SHARE IN THE PROCEEDS OF THE SETTLEMENT DESCRIBED IN THIS NOTICE. TO CLAIM YOUR SHARE OF THIS FUND, YOU MUST SUBMIT A VALID PROOF OF CLAIM AND RELEASE FORM (“PROOF OF CLAIM”) POSTMARKED OR SUBMITTED ONLINE ON OR BEFORE ____________, 2022.

●	Court-appointed Lead Plaintiff John A. Erlandson and named plaintiff James Ian Norris (“Plaintiffs”)[1] have reached a proposed settlement in the amount of $9,000,000 in cash on behalf of the proposed Class (“Settlement”).

●	The Settlement, if approved by the Court, will: resolve all claims against the Released Persons (as defined below) in this proposed class action (“Action”), including that Triterras investors were misled about its operations and financial results during the Class Period; avoid the costs and risks of continuing the Action; and provide a cash payment to Class Members who timely submit valid claims.

●	The Court in charge of the Action still has to decide whether to approve the Settlement. Cash payments will be made to Authorized Claimants eligible to receive payment if the Court approves the Settlement and after any appeals are resolved, which may be a lengthy process. Please be patient.

SUMMARY OF THIS NOTICE

I.	DESCRIPTION OF THE ACTION AND THE CLASS

This Notice relates to a proposed Settlement of claims in a pending securities class action lawsuit brought by investors alleging, among other things, that Defendants violated the federal securities law by allegedly failing to make required disclosures to investors regarding Triterras’s management, relationships, operations, and financial performance. The proposed Settlement, if approved by the Court, will settle claims of all Persons who purchased or otherwise acquired the Class A common stock or warrants of Triterras from June 29, 2020 to and including January 14, 2021 (the “Class”).

[1]	All capitalized terms used in this Notice that are not defined herein shall have the meanings provided in the Stipulation and Agreement of Settlement dated April 27, 2022 (“Stipulation”), which is available on the website for this Settlement at www.TriterrasSecuritiesSettlement.com.

QUESTIONS? PLEASE CALL 888-850-0265
OR VISIT www.TriterrasSecuritiesSettlement.com

II.	STATEMENT OF THE CLASS’S RECOVERY

Subject to Court approval, Plaintiffs, on behalf of the proposed Class, have agreed to settle all claims in the Action in exchange for a cash payment of $9,000,000 (“Settlement Amount”). The claims that will be resolved by the Settlement include any and all claims (including Unknown Plaintiffs’ Claims as set forth below) that could have been asserted based on, arising from or relating to: (i) the purchase or acquisition of the Class A common stock or warrants of Triterras during the Class Period, which covers the period from June 29, 2020 to and including January 14, 2021; and (ii) the acts, facts, statements or omissions that were or could have been alleged or asserted by Plaintiffs in this Action relating to conduct which occurred during the Class Period. The Settlement Amount will be deposited in an interest-bearing escrow account (“Settlement Fund”).

Based on the proposed Plan of Allocation, and assuming that valid claims are submitted for every eligible Class A common share or warrant of Triterras (which is unlikely), the estimated average recovery is $0.25 per share and $0.05 per warrant, before deducting fees, expenses or other awards that the Court may approve. If the Court grants the fee, expense and award applications in full, all awarded fees, costs, and expenses together will represent about $0.088 per share and about $0.016 per warrant. A Class Member’s actual recovery will depend on various factors, including: (1) the number of claims filed; and (2) the timing and amount of any purchases, acquisitions and sales of Triterras securities.

The Net Settlement Fund (which is the Settlement Fund less taxes, tax expenses, notice and administration costs, attorneys’ fees and litigation expenses awarded to Lead Counsel and any award to Plaintiffs) will be distributed in accordance with a plan of allocation (“Plan of Allocation”) to be approved by the Court. The proposed Plan of Allocation is included in this Notice.

III.	STATEMENT OF POTENTIAL OUTCOME OF THE ACTION

The Settling Parties do not agree on whether Plaintiffs would have prevailed on their claims against Defendants. Nor do they agree on the average amount of damages that Class Members could have recovered if Plaintiffs prevailed on their claims on behalf of the Class.

The issues on which the Settling Parties disagree include: (i) whether any Defendant failed to make required disclosures during the Class Period; (ii) whether Defendants’ conduct, even if true, caused harm to Class Members for which damages could be recovered if Plaintiffs prevailed on any claim alleged; (iii) the amounts by which the value or trading price of Triterras securities were artificially inflated, if at all, during the Class Period; (iv) the extent to which external factors, such as general market, economic and industry conditions, influenced the trading price of Triterras securities during the Class Period; (v) who, if anyone, can be included in the Class; (vi) the amount, if any, of alleged damages suffered by purchasers or acquirers of Triterras Class A common stock or warrants during the Class Period; and (vii) whether Defendants had meritorious defenses to Plaintiffs’ claims.

Defendants deny that they have engaged in any wrongdoing as alleged by Plaintiffs, deny any liability whatsoever for any of the claims that Plaintiffs alleged in this Action, and deny that the price or value of Triterras securities was artificially inflated by misstatements and omissions alleged by Plaintiffs. Plaintiffs maintain that they brought the Action in good faith and that there was and is factual support for their claims, even if it would be difficult to prove the claims or recover damages allegedly resulting from their claims.

The proposed Settlement eliminates the risks and uncertainties associated with this Litigation for both Plaintiffs and Defendants and provides Class Members with the certainty of a monetary recovery regardless of Plaintiffs’ ability to prove these claims, or Defendants’ ability to defeat these claims, at trial.

QUESTIONS? PLEASE CALL 888-850-0265
OR VISIT www.TriterrasSecuritiesSettlement.com

IV.	STATEMENT OF ATTORNEYS’ FEES AND LITIGATION EXPENSES SOUGHT

Lead Counsel will apply to the Court for an award of attorneys’ fees from the Settlement Fund in an amount up to one-third of the Settlement Amount plus an award of litigation expenses incurred in connection with prosecuting and resolving the Action, in an amount not to exceed $100,000, plus interest on both amounts from the date of funding at the same rate as earned by the Settlement Fund. Plaintiffs will also apply for an award in an amount not to exceed $10,000 each (for a total of $20,000) in connection with their representation of the proposed Class.

V.	IDENTIFICATION OF ATTORNEYS FOR PLAINTIFFS AND THE CLASS

Plaintiffs and the Class are represented by Court-appointed Lead Counsel: Joseph Russello, Robbins Geller Rudman & Dowd LLP, 58 South Service Road, Suite 200, Melville, New York 11747, Telephone: 800/449-4900.

VI.	REASONS FOR SETTLEMENT

For Plaintiffs, the principal reason for the Settlement is the immediate benefit of a substantial cash recovery for the Class. This benefit must be compared to the risk that no recovery or a smaller recovery might be achieved, if the Action proceeded and the Court decided Defendants’ forthcoming motions to dismiss, any motion for class certification, or any summary judgment motions, or after a contested trial and likely appeals were resolved, possibly years into the future. For Defendants, who deny all allegations of liability, fault or wrongdoing whatsoever and that any Class Members were damaged, the principal reason for the Settlement is to eliminate the burden, expense, and uncertainty of further litigation.

YOUR LEGAL RIGHTS AND OPTIONS IN THE SETTLEMENT

ACTIONS YOU MAY PURSUE	EFFECT OF TAKING THIS ACTION

SUBMIT A PROOF OF CLAIM FORM POSTMARKED NO LATER THAN ________________, 2022.	This is the only way to be potentially eligible to receive a payment from the Settlement.

EXCLUDE YOURSELF FROM THE CLASS BY SUBMITTING A WRITTEN REQUEST FOR EXCLUSION POSTMARKED NO LATER THAN ________________, 2022.	Get no payment. This is the only option that allows you to ever be part of any other lawsuit against Defendants concerning the claims that were, or could have been, asserted in this Action. It is also the only way for Class Members to remove themselves from the Class. If you are considering excluding yourself from the Class, please note that there is a risk that any new claims asserted against Defendants would be time-barred. You should talk to a lawyer before you request exclusion from the Class for the purpose of bringing a separate lawsuit.

OBJECT TO THE SETTLEMENT BY SUBMITTING A WRITTEN OBJECTION SO THAT IT IS RECEIVED NO LATER THAN ________________, 2022.	Write to the Court and counsel identified herein and explain why you do not like the Settlement, the proposed Plan of Allocation, and/or the request for attorneys’ fees and expenses or award to Plaintiffs. In order to object, you must remain a Class Member, may not request to exclude yourself from the Class, and will be bound by the Court’s determinations.

GO TO THE HEARING ON ________________, 2022 AT _: _.M., AND FILE A NOTICE OF INTENTION TO APPEAR SO THAT IT IS RECEIVED NO LATER THAN ________________, 2022.	Ask to speak in Court about the fairness of the Settlement, the proposed Plan of Allocation, or the request for attorneys’ fees and expenses or requested award to Plaintiffs.

DO NOTHING.	You will not be eligible to receive a payment from the Settlement, you will give up your rights and release claims against Defendants and other Related Parties, and you will still be bound by the Settlement.

QUESTIONS? PLEASE CALL 888-850-0265
OR VISIT www.TriterrasSecuritiesSettlement.com

WHAT THIS NOTICE CONTAINS

Why did I get this Notice package?	Page ___

What is this lawsuit about and what has happened so far?	Page ___

How do I know if I am part of the Settlement?	Page ___

Are there exceptions to being included in the Class?	Page ___

What does the Settlement provide?	Page ___

How much will my payment be?	Page ___

How and when can I get a payment?	Page ___

What am I giving up by staying in the Class?	Page ___

How do I “opt out” (exclude myself) from the proposed Settlement?	Page ___

If I do not exclude myself, can I sue Defendants and other Related Parties for the same thing later?	Page ___

Do I have a lawyer in this case?	Page ___

How will Plaintiffs’ lawyers be paid?	Page ___

How do I tell the Court that I do not like something about the proposed Settlement?	Page ___

When and where will the Court decide whether to approve the proposed Settlement?	Page ___

Do I have to come to the hearing?	Page ___

What happens if I do nothing at all?	Page ___

Are there more details about the proposed Settlement and the lawsuit?	Page ___

Plan of Allocation of Net Settlement Fund	Page ___

What if I bought the Class A common stock or warrants on someone else’s behalf?	Page ___

QUESTIONS? PLEASE CALL 888-850-0265
OR VISIT www.TriterrasSecuritiesSettlement.com

BASIC INFORMATION

1.	Why did I get this Notice package?

You or someone in your family may have purchased or otherwise acquired Triterras Class A common stock or warrants during the Class Period. The Court directed that this Notice be sent to Class Members because they have a right to know about the proposed Settlement, and about all of their options, before the Court decides whether to approve the Settlement. If approved, the Settlement will end all of the Class’s claims against the Defendants.

The Court will consider whether to approve the Settlement at a Settlement Hearing on ______, 2022, at ___:__ _.m. If the Court approves the Settlement, and after any appeals are resolved and the Settlement administration is completed, the Claims Administrator appointed by the Court will make the payments that the Settlement allows.

The Court in charge of the case is the U.S. District Court for the Southern District of New York, and the case is known as Erlandson v. Triterras, Inc., et al., Case No. 7:20-cv-10795-CS. U.S. District Judge Cathy Seibel presides over this Action. The people who brought these claims are called “Plaintiffs” and Triterras and others sued are called “Defendants.”2

2.	What is this lawsuit about and what has happened so far?

Plaintiffs’ claims in the Action are set forth in the Amended Complaint, dated and filed as of July 1, 2021 (“Complaint”). The Complaint alleges that Defendants violated Sections 11, 12(a)(2) and 15 of the Securities Act of 1933 (“Securities Act”) and Sections 10(b) and 20(a) of the Securities Exchange Act of 1934 (“Exchange Act”).

In general, Plaintiffs allege that Defendants failed to disclose or otherwise misrepresented information about several subjects: (i) relationships between insiders at Netfin and Fintech and the employment history of certain executives, some of whom occupied management-level positions at Triterras; (ii) the way in which Netfin’s acquisition of Fintech arose in the series of transactions which resulted in Triterras’s formation; (iii) Rhodium’s financial condition and implications for Triterras’s business; (iv) the users of Fintech’s trading platform; and (v) the state of the commodities trade financing industry. The Complaint alleges that investors suffered losses under the Securities Act and the Exchange Act when the trading price of Triterras securities declined after the December 17, 2020 disclosure on Rhodium and the publication of reports on December 17, 2020 and January 14, 2021 about insider relationships, alleged related-party transactions, and other information.

After filing the Complaint, Robbins Geller, on behalf of Plaintiffs and the putative Class, continued investigating the allegations. The parties then engaged the services of Jed D. Melnick, Esq., an experienced mediator with JAMS, to conduct an all-day mediation on October 8, 2021. Each side submitted a confidential mediation statement to Mr. Melnick and discussed the strengths and weaknesses of their respective positions with Mr. Melnick. Although the mediation concluded without a settlement, each side continued to engage in discussions with Mr. Melnick regarding a resolution. On October 28, 2021, Triterras announced that its Audit Committee had concluded an investigation, with the assistance of outside advisors, into the allegations contained in the January 14, 2021 report, and determined that those allegations “lack either factual support or material basis” and “do not require additional action by the Company.”

In November 2021, Mr. Melnick presented the parties with a mediator’s proposal to resolve the Action. On January 22, 2022, after continued negotiations, the parties reached an agreement-in-principle to resolve the Action. The parties then negotiated the terms of a Stipulation and Agreement of Settlement to memorialize the proposed Settlement described in this Notice.

[2]	Plaintiffs are John A. Erlandson and James Ian Norris. Defendants are Triterras, Netfin Acquisition Corp. (“Netfin”), Triterras Fintech Pte. Ltd. (“Fintech”), MVR Netfin LLC, Richard Maurer, Marat Rosenberg, Vadim Komissarov, Gerald Pascale, Srinivas Koneru, James H. Groh, Alvin Tan, John A. Galani, Matthew Richards, Vanessa Slowey, and Kenneth Stratton.

QUESTIONS? PLEASE CALL 888-850-0265
OR VISIT www.TriterrasSecuritiesSettlement.com

WHO IS IN THE SETTLEMENT

3.	How do I know if I am part of the Settlement?

The Court has issued an Order, for the purposes of the Settlement only, that everyone who fits the following description, and is not excluded by definition from the Class, is a member of the Class, or a “Class Member,” unless they take steps to opt out and exclude themselves:

All persons and entities who purchased or otherwise acquired Triterras Class A common stock or warrants from June 29, 2020 to and including January 14, 2021.

Receipt of this Notice does not mean you are a Class Member. Please check your records or contact your broker to see if you acquired eligible Triterras Class A common stock or warrants.

If you are not sure whether you are included in the Class, please write to Triterras Securities Settlement, Claims Administrator, c/o Gilardi & Co. LLC, P.O. Box 43339, Providence, RI 02940-3339; call 888-850-0265; or visit www.TriterrasSecuritiesSettlement.com. Or you can fill out and return the Proof of Claim described below to see if you qualify.

4.	Are there exceptions to being included in the Class?

There are some people who are excluded from the Class by definition, including Defendants and their families, officers, affiliates, entities in which they have or had a controlling interest, and the legal representatives, heirs, successors-in-interest or assigns of any such excluded party. Also excluded is anyone who timely and validly requests exclusion from the Class, as approved by the Court.

THE SETTLEMENT BENEFITS - WHAT YOU MAY RECEIVE

5.	What does the Settlement provide?

In the Settlement, Triterras has agreed to pay and/or cause to be paid by its insurer $9 million in cash, which will be deposited in the Settlement Fund, an interest-bearing escrow account for the benefit of the Class. The Settlement Fund will be divided, after deduction of Court-awarded attorneys’ fees and expenses, settlement administration costs and any applicable taxes and tax expenses, among all Class Members who timely submit valid Proofs of Claim that are accepted for payment by the Court (“Authorized Claimants”).

6.	How much will my payment be?

The Plan of Allocation, discussed in detail below, explains how the Net Settlement Fund will be allocated among purchasers and/or acquirers of Triterras Class A common stock or warrants and how claimants’ “Recognized Claims” will be calculated. Your share of the Net Settlement Fund will depend on several factors, including when you bought and sold your Triterras Class A common stock or warrants and how much you paid.

It is unlikely that you will receive payment for your entire Recognized Claim, given the number of potential Class Members. After all Class Members have sent in their Proofs of Claim, the payment any Authorized Claimant will get will be their pro rata share of the Net Settlement Fund based on the Plan of Allocation approved by the Court.

QUESTIONS? PLEASE CALL 888-850-0265
OR VISIT www.TriterrasSecuritiesSettlement.com

HOW YOU GET A PAYMENT - SUBMITTING A PROOF OF CLAIM

7.	How and when can I get a payment?

To qualify for a payment, you must sign and timely submit a valid Proof of Claim with supporting documents (DO NOT SEND ORIGINALS of your supporting documents). A Proof of Claim is enclosed with this Notice and is also available at www.TriterrasSecuritiesSettlement.com. Please submit it to the Claims Administrator either by First-Class Mail (postmarked on or before ____________, 2022), or online at www.TriterrasSecuritiesSettlement.com (received no later than ____________, 2022). The Claims Administrator needs all of the information requested in the Proof of Claim in order to determine if you are eligible to receive a distribution from the Net Settlement Fund.

Any Class Member who fails to submit a Proof of Claim by the date identified above shall be barred from receiving any distribution from the Net Settlement Fund or payment pursuant to this Settlement unless, by order of the Court or the discretion of Lead Counsel, late-filed Proofs of Claim are accepted, but shall in all other respects be bound by all terms of the Stipulation and Settlement, including the terms of the Judgment and all releases provided for herein and therein, and will be permanently barred and enjoined from bringing any action, claim or other proceeding of any kind against any Released Person concerning the Released Claims.

The Court will hold a hearing to decide whether to approve the Settlement and Plan of Allocation. After all Proofs of Claim are submitted, the Claims Administrator will determine the eligibility and validity of the claims and may request further information, which is a lengthy process. If the Court approves the Settlement, there may still be appeals which would delay payment.

8.	What am I giving up by staying in the Class?

Unless you exclude yourself, you will stay in the Class, which means that as of the date the Settlement becomes effective under the terms of the Stipulation (the “Effective Date”), you on behalf of yourself and your “Releasing Plaintiff Parties” (as defined below) will forever give up and release all “Released Claims” (as defined below), including “Unknown Plaintiffs’ Claims” (as defined below), against the “Released Persons” (as defined below). You and your Releasing Plaintiff Parties will not in the future be able to bring a case asserting any Released Claim against any Released Person.

(a) “Related Parties” means each Defendant’s respective present, former, or future parents, subsidiaries, divisions and affiliates and the respective present and former employees, members, partners, principals, officers, directors, controlling shareholders, attorneys, advisors, accountants, auditors, underwriters, consultants, investment bankers, commercial bankers, joint ventures, insurers, and re-insurers of each of them; and the predecessors, successors, estates, immediate family members, spouses, heirs, executors, trusts, trustees, administrators, agents, representatives, assigns, and assignees of each of them, in their capacity as such.

(b) “Released Claims” means any and all claims, demands, rights, causes of action, or liabilities (including Unknown Plaintiffs’ Claims, defined below), that could have been asserted in any forum, whether foreign or domestic, whether based on or arising under federal, state, local, or foreign law, whether based on statutory law, common law, rule or regulation, whether fixed or contingent, foreseen or unforeseen, matured or unmatured, accrued or unaccrued, liquidated or unliquidated, whether direct, representative, class or individual in nature, based on, arising from or relating to, based on, arising from, or relating to: (i) the purchase or acquisition of Class A common stock or warrants of Triterras during the Class Period; and (ii) the acts, facts, statements or omissions that were or could have been alleged or asserted by Plaintiffs relating to conduct which occurred during the Class Period. The conduct covered in subsection ii of this paragraph includes, but is not limited to, Netfin’s and/or the other Defendants’ alleged involvement, during the Class Period, in: (a) forming Netfin Holdco, issuing Triterras securities, and soliciting purchasers of Triterras securities, all of which allegedly violated the Securities Act of 1933; (b) making any allegedly misleading statements or omissions, including any statements or omissions that could have induced investors to purchase Triterras securities, all of which allegedly violated the Securities Exchange Act of 1934; and (c) controlling any primary violators of the federal securities laws, which conduct allegedly violated both the Securities Act of 1933 and the Securities Exchange Act of 1934. Released Claims does not include claims to enforce the Settlement.

(c) “Released Persons” means each and all of Defendants and their Related Parties.

(d) “Releasing Plaintiff Party” or “Releasing Plaintiff Parties” means each and every plaintiff, Class Member, Plaintiff, and each of their respective past or present trustees, officers, directors, partners, employees, contractors, auditors, principals, agents, attorneys, predecessors, successors, assigns, representatives, affiliates, insurers, parents, subsidiaries, general or limited partners or partnerships, and limited liability companies; and the spouses, members of the immediate families, representatives, and heirs of any Releasing Plaintiff Party who is an individual, as well as any trust of which any Releasing Plaintiff Party is the settlor or which is for the benefit of any of their immediate family members. Releasing Plaintiff Parties do not include any Person who timely and validly seeks exclusion from the Class.

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(e) “Unknown Plaintiffs’ Claims” means any Released Claims which Plaintiffs or the Releasing Plaintiff Parties do not know or suspect to exist in their favor at the time of the release of the Released Persons which, if known by them, might have affected their settlement with and release of the Released Persons, or might have affected their decision with respect to this Settlement, including, without limitation, any decision not to object to this Settlement or seek exclusion from the Class. With respect to any and all Released Claims, the Settling Parties stipulate and agree that, upon the Effective Date, Plaintiffs shall expressly waive and each Releasing Plaintiff Party shall be deemed to have, and by operation of the Judgment shall have, expressly waived the provisions, rights, and benefits of California Civil Code §1542, which provides:

A general release does not extend to claims that the creditor or releasing party does not know or suspect to exist in his or her favor at the time of executing the release and that, if known by him or her, would have materially affected his or her settlement with the debtor or released party.

Plaintiffs shall expressly waive and each Releasing Plaintiff Party shall be deemed to have, and by operation of the Judgment shall have, expressly waived any and all provisions, rights, and benefits conferred by any law of any state or territory of the United States, or principle of common law, which is similar, comparable or equivalent to California Civil Code §1542. Plaintiffs and the Releasing Plaintiff Parties acknowledge that they may hereafter discover facts in addition to or different from those which they now know or believe to be true with respect to the subject matter of the Released Claims, but Plaintiffs shall expressly waive, compromise, discharge, extinguish, settle and release and each Releasing Plaintiff Party, upon the Effective Date, shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever waived, compromised, discharged, extinguished, settled and released any and all Released Claims, known or unknown, suspected or unsuspected, contingent or non-contingent, whether or not concealed or hidden, which now exist, or heretofore have existed, upon any theory of law or equity now existing or coming into existence in the future, including, but not limited to, conduct which is negligent, intentional, with or without malice, or a breach of any duty, law or rule, without regard to the subsequent discovery or existence of such different or additional facts. Plaintiffs acknowledge, and the Releasing Plaintiff Parties shall be deemed by operation of the Judgment to have acknowledged, that the foregoing waiver was separately bargained for and a key element of the Settlement of which this release is a part.

EXCLUDING YOURSELF FROM THE SETTLEMENT

If you want to keep any right you may have to sue or continue to sue the Released Persons on your own about the Released Claims, then you must take steps to exclude yourself from the Class. Defendants may withdraw from and terminate the Settlement if Class Members who purchased or acquired in excess of a certain amount of Class A common stock or warrants opt out from the Class.

If you timely and properly request exclusion from the Class, you will retain any rights you have to sue Defendants yourself with respect to the Released Claims (to the extent those claims are viable under the statutes of limitations and repose applicable to claims under the Securities Act, Exchange Act, or otherwise). Before you decide to request exclusion from the Class, you are urged to consult your counsel, at your own expense, to fully evaluate your rights and the consequences of excluding yourself from the Class.

9.	How do I “opt out” (exclude myself) from the proposed Settlement?

To “opt out” (exclude yourself) from the Class, you must deliver or mail a signed letter by First-Class Mail stating that you “request exclusion from the Class in Erlandson v. Triterras, Inc., et al., Case No. 7:20-cv-10795-CS (S.D.N.Y.).” Your letter must state the date(s), price(s) and number of Class A common shares or warrants of your purchases, acquisitions and sales during the Class Period, as well as the number of shares or warrants you held at the beginning and end of the Class Period. This information is needed to determine whether you are a Class Member. In addition, you must include your name, address, telephone number, and your signature.

You must submit your request for exclusion addressed to Triterras Securities Settlement, Claims Administrator, c/o Gilardi & Co. LLC, EXCLUSIONS, 150 Royall Street, Suite 101, Canton, MA 02021. The request for exclusion must be postmarked on or before _____________, 2022. You cannot exclude yourself or opt out by telephone or by email. Your request for exclusion must comply with these requirements in order to be valid. If you are excluded, you will not be eligible to get any payment from the Settlement proceeds and you cannot object to the Settlement, the proposed Plan of Allocation or the application for attorneys’ fees and expenses or an award to Plaintiffs.

QUESTIONS? PLEASE CALL 888-850-0265
OR VISIT www.TriterrasSecuritiesSettlement.com

10.	If I do not exclude myself, can I sue Defendants and other Related Parties for the same thing later?

No. Unless you exclude yourself, you give up any rights you or the Releasing Plaintiff Parties may have to sue Defendants and other Related Parties for all Released Claims.

THE LAWYERS REPRESENTING YOU

11.	Do I have a lawyer in this case?

The Court appointed the law firm of Robbins Geller Rudman & Dowd LLP as Lead Counsel to represent all Class Members. You will not be separately charged for the services of these lawyers. The Court will determine the amount of Lead Counsel’s fees and expenses, and Lead Counsel may exercise its discretion to allocate awarded fees among plaintiffs’ counsel. Any fees and expenses awarded by the Court will be paid from the Settlement Fund. If you want to be represented by your own lawyer, you may hire one at your own expense.

12.	How will the lawyers be paid?

Lead Counsel have not received any payment for their services, nor have they been paid to this point for any of their Litigation expenses. Lead Counsel will ask the Court to award them from the Settlement Fund attorneys’ fees of up to one-third of the Settlement Amount, plus Litigation expenses they have incurred in an amount not to exceed $100,000, plus interest on both amounts from the date of funding at the same rate earned by the Settlement Fund. Plaintiffs will also request awards, pursuant to 15 U.S.C. §78u-4(a)(4) in connection with representing the Class, in a total amount not to exceed $20,000.

OBJECTING TO THE SETTLEMENT

13.	How do I tell the Court that I do not like something about the proposed Settlement?

If you are a Class Member and do not exclude yourself (“opt out”), you can object to any part of the Settlement, the proposed Plan of Allocation, the application by Lead Counsel for attorneys’ fees and expenses, or Plaintiffs’ request for an award pursuant to 15 U.S.C. §78u- 4(a)(4). Unless otherwise ordered by the Court, any Class Member who does not object in the manner described in this Notice will be deemed to have waived any objection and will not be able to appear at the Settlement Hearing or make any objection.

Any objection must: (i) state the name, address, and telephone number of the objector and must be signed by the objector; (ii) state what the objector is objecting to and the specific reasons for each objection, including legal and evidentiary support for the objection; (iii) state whether the objection applies only to the objector, to a specific subset of the Class, or to the entire Class; (iv) include documents sufficient to prove the objector’s membership in the Class; and (v) identify any other class actions to which either the objector or their counsel has previously objected.

Your objection must be filed with the U.S. District Court for the Southern District of New York by hand or by mail such that it is received on or before __________, 2022, at the address set forth below. You must also serve the papers on Lead Counsel and Defendant Triterras’s Counsel at the addresses set forth below so that the papers are received on or before __________, 2022.

COURT:	LEAD COUNSEL:

CLERK OF THE COURT	ROBBINS GELLER RUDMAN & DOWD LLP
United States District Court	Joseph Russello
Southern District of New York	58 South Service Road, Suite 200
The Honorable Charles L. Brieant Jr.	Melville, NY 11747
Federal Building and Courthouse
300 Quarropas Street
White Plains, NY 10601

DEFENDANT TRITTERRAS’S COUNSEL:

CAHILL GORDON & REINDEL LLP
Bradley J. Bondi
32 Old Slip
New York, NY 10005

QUESTIONS? PLEASE CALL 888-850-0265
OR VISIT www.TriterrasSecuritiesSettlement.com

THE COURT’S SETTLEMENT HEARING

14.	When and where will the Court decide whether to approve the proposed Settlement?

The Court will hold a Settlement Hearing at ___.m., on _______________, 2022, before the Honorable Cathy Seibel, United States District Judge, at the United States District Court for the Southern District of New York, The Honorable Charles L. Brieant Jr. Federal Building and Courthouse, 300 Quarropas Street, White Plains, New York 10601. At this hearing, the Court will consider whether to approve the Settlement, the proposed Plan of Allocation, Lead Counsel’s request for attorneys’ fees and expenses, and Plaintiffs’ request for an award. The Court will also consider written objections filed in accordance with the instructions set out above. We do not know how long it will take the Court to make these decisions.

The Court may change the date and time of the Settlement Hearing without further notice to Class Members. If you want to attend the hearing, please check with Lead Counsel or the Settlement website to be sure that the date or time has not changed.

15.	Do I have to come to the hearing and may I speak at it if I do?

No. Lead Counsel will answer any questions the Court may have. But, you are welcome to come at your own expense. If you validly submit an objection, you may ask the Court for permission to speak at the Settlement Hearing. To do so, you must include with your objection a statement that it is your “notice of intention to appear in Erlandson v. Triterras, Inc., et al., Case No. 7:20-cv-10795-CS (S.D.N.Y.).” You do not have to come to Court to talk about your objection.

IF YOU DO NOTHING

16.	What happens if I do nothing at all?

If you do nothing, you will get no money from this Settlement and you and your Releasing Plaintiff Parties will not be able to start a lawsuit, continue with a lawsuit, or be part of any other lawsuit against Defendants and their Related Parties about the Released Claims in this case.

QUESTIONS? PLEASE CALL 888-850-0265
OR VISIT www.TriterrasSecuritiesSettlement.com

GETTING MORE INFORMATION

17.	Are there more details about the proposed Settlement and this Action?

This Notice summarizes the proposed Settlement. You may review the Stipulation filed with the Court and all documents filed in the Action during business hours at the Office of the Clerk of the Court at 300 Quarropas Street, White Plains, New York 10601, or through the Court’s Public Access to Court Electronic Records (PACER) system at https://pacer.uscourts.gov/.

You can also contact the Claims Administrator or Lead Counsel or visit the Settlement website. Please do not call the Court, the Clerk’s Office, Defendants, or Defendants’ Counsel with questions about the Settlement.

PLAN OF ALLOCATION OF NET SETTLEMENT FUND

The Net Settlement Fund will be distributed to Class Members who have submitted a valid and timely Proof of Claim. Such Class Members may receive a distribution only if they have an overall net loss on their transactions in Triterras securities during the Class Period.

Net loss is calculated by subtracting all profits from transactions in a particular Triterras security during the Relevant Period (defined below) from all losses in that same security. If you had a market gain with respect to overall transactions in a security during the Relevant Period, the value of the Recognized Claim for that security shall be zero. If you suffered an overall market loss with respect to overall transactions in a security during the Relevant Period, but that market loss was less than the total Recognized Claim calculated below, then the Recognized Claim for that security shall be limited to the amount of your actual market loss.

To prepare the Plan of Allocation and determine the amount an Authorized Claimant may recover under the Plan of Allocation, Lead Counsel conferred with an outside financial consultant who specializes in assessing damages and developing plans of allocation in securities class actions. The Plan of Allocation reflects a reasonable allocation of the Net Settlement Fund based on an evaluation of the trading price of Triterras Class A common stock and warrants in relation to the alleged revelation of previously concealed information, as alleged in the Complaint.

The Plan of Allocation takes into account the dates on which the public disclosure of relevant information occurred and the market’s reaction to this information. Given the information disclosed and other relevant factors, the Plan of Allocation weights the January 14, 2021 disclosure at 50% (as reflected in Tables A and B, below).

A “Recognized Claim” is the sum of the Recognized Loss amounts for Eligible Shares and Eligible Warrants (defined herein), as determined in accordance with Sections A and B, below. The Net Settlement Fund will be distributed to Authorized Claimants on a pro rata basis based on the size of their Recognized Claims relative to the aggregate amount of Recognized Claims submitted. If any Authorized Claimant’s Distribution Amount is less than $10.00, it will not be included in the calculation and no distribution will be made to that Authorized Claimant.

Payment pursuant to the Plan of Allocation is conclusive against all Authorized Claimants. Defendants, their counsel, and all Related Parties will have no responsibility or liability whatsoever for the investment of the Settlement Fund, the distribution of the Net Settlement Fund, the Plan of Allocation, or the payment of any claim. No Person has a legal claim against Plaintiffs, Plaintiffs’ counsel, any claims administrator, any other agent designated by Plaintiffs’ counsel, or Defendants or Defendants’ Counsel, based on distributions made substantially in accordance with the Stipulation and the Settlement contained therein, the Plan of Allocation, or further orders of the Court.

QUESTIONS? PLEASE CALL 888-850-0265
OR VISIT www.TriterrasSecuritiesSettlement.com

Each Authorized Claimant will be deemed to have submitted to the jurisdiction of the Court with respect to their Proof of Claim. The Court has reserved jurisdiction to hear an appeal of any determination regarding a Class Member’s claim and to allow, disallow, or adjust the claim of any Class Member on equitable grounds.

Eligible Shares and Eligible Warrants

Publicly tradable Class A common shares and warrants of Triterras purchased on or between November 10, 2020 and January 14, 2021 are potentially eligible for damages under the Securities Act and the Exchange Act. Publicly tradable Class A common shares and warrants of Netfin are potentially eligible for damages under the Securities Act if they were held until the close of trading on November 10, 2020 and then converted into Class A common shares or warrants of Triterras. All such shares and warrants will be deemed “Eligible Shares” and “Eligible Warrants,” respectively.

As set forth below, Tables A and B provide calculations of Recognized Loss for Eligible Shares and Eligible Warrants, while Table C describes additional information about the calculation of Recognized Losses. No Recognized Losses shall be recognized on any sales of Eligible Shares or Eligible Warrants that took place before December 17, 2020, because such securities would have been sold before the date of the first public disclosure of relevant information alleged in the Complaint (as explained above).

A.	Calculation of Recognized Losses on Eligible Shares

For each Eligible Share, the Recognized Loss for each such share shall be the inflation per share on the date of purchase minus the inflation per share on the date of sale, as set forth in Table A, below (unless a lower Recognized Loss amount would result by applying the loss limitation rules (caps) set forth below, in which case the lower amount will apply). For all Netfin Class A common shares converted into Triterras Class A common shares (and thus Eligible Shares), the purchase price will be deemed $10.50 per share.

Table A: Calculation of Inflation Per Share on Eligible Shares Based on Date of Purchase and Sale

Period	Beginning Transaction Date	Ending Transaction Date	Inflation per Share
1	10-Nov-2020	16-Dec-2020	$5.08
2	17-Dec-2020	17-Dec-2020	Price minus $8.20
3	18-Dec-2020	18-Dec-2020	Price minus $8.17
4	21-Dec-2020	21-Dec-2020	Price minus $8.25
5	22-Dec-2020	13-Jan-2021	$2.08
6	14-Jan-2021	14-Jan-2021	50% of (Price minus $8.17)
7	15-Jan-2021	15-Jan-2021	Max ($0.00 or 50% of Price minus $8.08)
8	16-Jan-2021	Current	$0.00

Recognized Losses per Eligible Share shall be the lesser of:

1.	The inflation per share on the date of purchase (or receipt) minus the inflation per share on the date of sale (or $0.00 if held after January 14, 2021); OR

2.	The greater of the following:

a.	The lesser of $10.50 or the purchase price per share MINUS the sale price per share if sold prior to July 2, 2021, or $6.56 if sold or held after July 1, 2021, OR

b.	The purchase price per share MINUS the sale price if sold on or before January 14, 2021, or the greater of the sale price (if sold) or the lookback price in Table C if sold or held after January 14, 2021.[3]

[3]	Under Section 21(D)(e)(1) of the Exchange Act, “in any private action arising under this Act in which the plaintiff seeks to establish damages by reference to the market price of a security, the award of damages to the plaintiff shall not exceed the difference between the purchase or sale price paid or received, as appropriate, by the plaintiff for the subject security and the mean trading price of that security during the 90-day period beginning on the date on which the information correcting the misstatement or omission that is the basis for the action is disseminated to the market.” Consistent with the requirements of the statute, Exchange Act Recognized Loss Amounts for Eligible Shares and Eligible Warrants are reduced to an appropriate extent by taking into account the average closing prices of such securities during the 90-day lookback period (of January 15, 2021 to April 14, 2021), as set forth in Table C, below.

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B.	Calculation of Recognized Losses on Eligible Warrants

For each Eligible Warrant, the Recognized Loss for each such warrant shall be the inflation per share on the date of purchase minus the inflation per share on the date of sale, as set forth in Table B, below (unless a lower Recognized Loss amount would result by applying the loss limitation rules (caps) set forth below, in which case the lower amount will apply). For all Netfin warrants converted into Triterras warrants (and thus Eligible Warrants), the purchase price will be deemed $2.22 per share.

Table B: Calculation of Inflation per Warrant on Eligible Shares Based on Date of Purchase and Sale

Period	Beginning Transaction Date	Ending Transaction Date	Inflation per Warrant
1	10-Nov-2020	16-Dec-2020	$1.45
2	17-Dec-2020	17-Dec-2020	Price minus $1.74
3	18-Dec-2020	18-Dec-2020	Price minus $1.73
4	21-Dec-2020	21-Dec-2020	Price minus $1.73
5	22-Dec-2020	13-Jan-2021	$0.47
6	14-Jan-2021	14-Jan-2021	50% of (Price minus $1.72)
7	15-Jan-2021	15-Jan-2021	Max {$0.00 or 50% of Price minus $1.69
8	16-Jan-2021	Current	$0.00

Recognized Losses per Eligible Warrant shall be the lesser of:

1.	The inflation per warrant on the date of purchase (or receipt) minus the inflation per warrant on the date of sale (or $0.00 if held after January 14, 2021); OR

2.	The greater of the following:

a.	The lesser of $2.22 or the purchase price per warrant MINUS the sale price per warrant if sold prior to July 2, 2021, or $1.47 if sold or held after July 1, 2021, OR

b.	The purchase price per warrant MINUS the sale price if sold on or before January 14, 2021, or the greater of the sale price (if sold) or the lookback price in Table C if sold or held after January 14, 2021.

C.	Additional Provisions Relating to the Calculation of Recognized Losses

For Class Members who made multiple purchases, acquisitions, or sales of Eligible Shares or Eligible Warrants between (a) November 10, 2020 (the exchange date) and (b) January 14, 2021, inclusive (“Relevant Period”), the First-In, First-Out (“FIFO”) method will be applied to such purchases, acquisitions, and sales for purposes of calculating Recognized Claims or Losses. Under the FIFO method, any sales of Eligible Shares or Eligible Warrants after November 10, 2020 will be matched, in chronological order, starting with those obtained on or before November 10, 2020. The remaining sales of securities during the Relevant Period will then be matched, in chronological order, against purchases or acquisitions during the balance of the Relevant Period.

The date of purchase or date of sale is the “contract” or “trade” date as distinguished from the “settlement” date. All purchase, acquisition, and sale prices shall exclude any fees and commissions. The receipt or grant by gift, devise or operation of law of Eligible Shares or Eligible Warrants during the Relevant Period shall not be deemed a purchase or sale of such securities for the calculation of a claimant’s Recognized Claim, nor shall it be deemed an assignment of any claim relating to the purchase of such securities unless specifically provided in the instrument of gift or assignment.

For short sales, the date of covering a “short sale” is deemed to be the date of purchase of Eligible Shares. The date of a “short sale” is deemed to be the date of sale of the Eligible Shares. Option contracts are not securities eligible to participate in the Settlement. With respect to Eligible Shares purchased or sold through the exercise of an option, the purchase/sale date of such shares is the exercise date of the option and the purchase/sale price is the exercise price of the option.

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Exchange Act Recognized Loss Amounts for Eligible Shares and Eligible Warrants are reduced by taking into account the average closing prices of such securities during the 90-day lookback period, as set forth in Table C, below.

Table C: Lookback Prices for Eligible Shares and Eligible Warrants

Date	Common Share Lookback Price	Warrant Lookback Price
01/15/21	$8.09	$1.69
01/19/21	$8.09	$1.73
01/20/21	$8.06	$1.75
01/21/21	$7.92	$1.72
01/22/21	$7.85	$1.72
01/25/21	$7.94	$1.78
01/26/21	$8.02	$1.83
01/27/21	$8.03	$1.85
01/28/21	$7.93	$1.82
01/29/21	$7.86	$1.82
02/01/21	$7.77	$1.79
02/02/21	$7.72	$1.78
02/03/21	$7.67	$1.77
02/04/21	$7.62	$1.77
02/05/21	$7.60	$1.77
02/08/21	$7.64	$1.78
02/09/21	$7.66	$1.79
02/10/21	$7.66	$1.79
02/11/21	$7.66	$1.79
02/12/21	$7.67	$1.79
02/16/21	$7.68	$1.80
02/17/21	$7.72	$1.81

QUESTIONS? PLEASE CALL 888-850-0265
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Date	Common Share Lookback Price	Warrant Lookback Price
02/18/21	$7.74	$1.82
02/19/21	$7.75	$1.83
02/22/21	$7.76	$1.84
02/23/21	$7.74	$1.83
02/24/21	$7.73	$1.83
02/25/21	$7.71	$1.82
02/26/21	$7.69	$1.81
03/01/21	$7.68	$1.81
03/02/21	$7.66	$1.81
03/03/21	$7.64	$1.80
03/04/21	$7.61	$1.79
03/05/21	$7.58	$1.79
03/08/21	$7.56	$1.78
03/09/21	$7.57	$1.78
03/10/21	$7.57	$1.78
03/11/21	$7.57	$1.78
03/12/21	$7.57	$1.77
03/15/21	$7.58	$1.77
03/16/21	$7.58	$1.77
03/17/21	$7.58	$1.77
03/18/21	$7.59	$1.76
03/19/21	$7.59	$1.76
03/22/21	$7.59	$1.76
03/23/21	$7.58	$1.76
03/24/21	$7.57	$1.76
03/25/21	$7.56	$1.76
03/26/21	$7.55	$1.76
03/29/21	$7.54	$1.75
03/30/21	$7.53	$1.75
03/31/21	$7.53	$1.75
04/01/21	$7.53	$1.75
04/05/21	$7.52	$1.74
04/06/21	$7.53	$1.74
04/07/21	$7.53	$1.74
04/08/21	$7.53	$1.74
04/09/21	$7.53	$1.74
04/12/21	$7.53	$1.74
04/13/21	$7.54	$1.74
04/14/21 and later	$7.54	$1.74

18.	What if I bought the Class A common stock or warrants on someone else’s behalf?

If you purchased or otherwise acquired Triterras Class A common stock or warrants during the Class Period for the beneficial interest of another, then, within ten (10) business days after you receive this Notice, you must either: (1) send a copy of this Notice and the Proof of Claim and Release by First-Class Mail to all such beneficial owners; or (2) provide the name and last known address of each such beneficial owner to the Claims Administrator:

Triterras Securities Settlement

Claims Administrator

c/o Gilardi & Co. LLC

P.O. Box 43339

Providence, RI 02940-3339

Regardless of whether you choose to complete the mailing yourself or elect to have the mailing performed for you, you may obtain reimbursement for, or advancement of, reasonable administrative costs actually incurred or expected to be incurred, upon submission of appropriate documentation to the Claims Administrator.

PLEASE DO NOT CONTACT THE COURT FOR INFORMATION OR QUESTIONS ABOUT THE TERMS OF THE SETTLEMENT. INSTEAD, PLEASE DIRECT ALL QUESTIONS TO LEAD COUNSEL AND/OR THE CLAIMS ADMINISTRATOR, AS DIRECTED ABOVE.

DATED:	,2022	BY ORDER OF THE COURT
UNITED STATES DISTRICT COURT SOUTHERN DISTRICT OF NEW YORK

QUESTIONS? PLEASE CALL 888-850-0265
OR VISIT www.TriterrasSecuritiesSettlement.com

EXHIBIT A-2

UNITED STATES DISTRICT COURT

SOUTHERN DISTRICT OF NEW YORK

x

JOHN A. ERLANDSON and JAMES IAN	:	Civil Action No. 7:20-cv-10795-CS
NORRIS, Individually and on Behalf of All	:
Others Similarly Situated,	:	CLASS ACTION
:
Plaintiffs,	:	PROOF OF CLAIM AND RELEASE
:
vs.	:	EXHIBIT A-2
:
TRITERRAS, INC. (f/k/a NETFIN	:
HOLDCO), NETFIN ACQUISITION CORP.,	:
TRITERRAS FINTECH PTE. LTD., MVR	:
NETFIN LLC, RICHARD MAURER,	:
MARAT ROSENBERG, VADIM	:
KOMISSAROV, GERALD PASCALE,	:
SRINIVAS KONERU, JAMES H. GROH,	:
ALVIN TAN, JOHN A. GALANI,	:
MATTHEW RICHARDS, VANESSA	:
SLOWEY and KENNETH STRATTON,	:
:
Defendants.	:
x

I.	GENERAL INSTRUCTIONS

1. To recover as a Class Member based on your claims in the action entitled Erlandson v. Triterras, Inc., et al., Case No. 7:20-cv-10795-CS (S.D.N.Y.) (“Action”), you must complete and, on page ___ hereof, sign this Proof of Claim and Release form (“Proof of Claim”).1 If you fail to submit a timely and properly addressed (as set forth in paragraph 3 below) Proof of Claim, your claim may be rejected and you may not receive any recovery from the Net Settlement Fund created in connection with the proposed Settlement.

2. Submission of this Proof of Claim, however, does not assure that you will share in the proceeds of the Settlement of the Action.

3. YOU MUST MAIL OR SUBMIT ONLINE YOUR COMPLETED AND SIGNED PROOF OF CLAIM, ACCOMPANIED BY COPIES OF THE DOCUMENTS REQUESTED HEREIN, NO LATER THAN _______________, 2022, ADDRESSED AS FOLLOWS:

Triterras Securities Litigation

Claims Administrator

c/o Gilardi & Co. LLC

P.O. Box 43339
Providence, RI 02940-3339
Online Submissions: www.TriterrasSecuritiesSettlement.com

If you are NOT a Class Member (as defined in the Notice of Pendency and Proposed Settlement of Class Action (“Notice”)) DO NOT submit a Proof of Claim.

4. If you are a Class Member and you do not timely request exclusion in response to the Notice, you are bound by the terms of any judgment entered in the Action, including the releases provided therein, WHETHER OR NOT YOU SUBMIT A PROOF OF CLAIM.

[1]	Capitalized terms used in this Proof of Claim that are not otherwise defined herein shall have the meanings provided in the Stipulation and Agreement of Settlement, dated as of April 27, 2022 (“Stipulation”), available at www.TriterrasSecuritiesSettlement.com.

II.	CLAIMANT IDENTIFICATION

If you purchased or otherwise acquired Triterras, Inc. (“Triterras”) Class A common stock or warrants and held the securities in your name, you are the beneficial purchaser or acquirer as well as the record purchaser or acquirer. If, however, you purchased or acquired such securities and the securities were registered in the name of a third party, such as a nominee or brokerage firm, you are the beneficial purchaser or acquirer and the third party is the record purchaser or acquirer.

Use Part I of this form entitled “Claimant Identification” to identify each beneficial purchaser or acquirer of Triterras Class A common stock or warrants that forms the basis of this claim, as well as the purchaser or acquirer of record if different. THIS CLAIM MUST BE FILED BY THE ACTUAL BENEFICIAL PURCHASER(S) OR ACQUIRER(S) OR THE LEGAL REPRESENTATIVE OF SUCH PURCHASER(S) OR ACQUIRER(S) OF THE TRITERRAS CLASS A COMMON STOCK OR WARRANTS UPON WHICH THIS CLAIM IS BASED.

All joint purchasers or acquirers must sign this claim. Executors, administrators, guardians, conservators, and trustees must complete and sign this claim on behalf of persons represented by them and their authority must accompany this claim and their titles or capacities must be stated. The Social Security (or taxpayer identification) number and telephone number of the beneficial owner may be used in verifying the claim. Failure to provide the foregoing information could delay verification of your claim or result in rejection of the claim.

III.	CLAIM FORM

Use Part II of this form entitled “Schedule of Transactions in Triterras Class A Common Stock” and Part III of this form entitled “Schedule of Transactions in Triterras Warrants” to supply all required details of your transaction(s) in such securities. If you need more space or additional schedules, attach separate sheets giving all of the required information in substantially the same form. Sign and print or type your name on each additional sheet.

On the schedules, provide all of the requested information with respect to all of your purchases or acquisitions of Triterras Class A common stock or warrants which took place at any time from November 10, 2020 (when Netfin securities converted into Triterras securities) through and including January 14, 2021 (the last disclosure date alleged), whether such transactions resulted in a profit or a loss. To calculate Recognized Losses, you must also provide information on sales of Triterras Class A common stock or warrants from November 10, 2020 through and including July 1, 2021. Failure to report all such transactions may result in the rejection of your claim.

List each transaction separately and in chronological order, by trade date, beginning with the earliest. You must accurately provide the month, day, and year of each transaction you list.

The date of covering a “short sale” is deemed to be the date of purchase of Triterras Class A common stock. The date of a “short sale” is deemed to be the date of sale of Triterras Class A common stock.

Copies of broker confirmations or other documentation of your transactions in Triterras Class A common stock or warrants should be attached to your claim. Failure to provide this documentation could delay verification of your claim or result in rejection of your claim.

NOTICE REGARDING ELECTRONIC FILES: Certain claimants with large numbers of transactions may request, or may be requested, to submit information regarding their transactions in electronic files. All such claimants MUST also submit a manually signed paper Proof of Claim whether or not they also submit electronic copies. If you wish to submit your claim electronically, you must contact the Claims Administrator at edata@gilardi.com to obtain the required file layout. No electronic files will be considered to have been properly submitted unless the Claims Administrator issues to the claimant a written acknowledgment of receipt and acceptance of electronically submitted data.

UNITED STATES DISTRICT COURT

SOUTHERN DISTRICT OF NEW YORK

Erlandson v. Triterras, Inc., et al.

Case No. 7:20-cv-10795-CS (S.D.N.Y.)

PROOF OF CLAIM AND RELEASE

Must Be Postmarked (if Mailed) or Received (if Filed Electronically) No Later Than:

_________, 2022

REMEMBER TO ATTACH COPIES OF BROKER CONFIRMATIONS OR OTHER
DOCUMENTATION OF YOUR TRANSACTIONS IN TRITERRAS CLASS A
COMMON STOCK AND/OR WARRANTS. FAILURE TO PROVIDE THIS

DOCUMENTATION COULD DELAY VERIFICATION OF YOUR CLAIM OR
RESULT IN REJECTION OF YOUR CLAIM.

Please Type or Print

PART I:	CLAIMANT IDENTIFICATION

Beneficial Owner’s Name (First, Middle, Last)

Street Address

City	State or Province

Zip Code or Postal Code	Country

Individual
Social Security Number or	Corporation/Other
Taxpayer Identification Number

Area Code	Telephone Number (work)

Area Code	Telephone Number (home)

Record Owner’s Name (if different from beneficial owner listed above)

PART II:	SCHEDULE OF TRANSACTIONS IN TRITERRAS CLASS A COMMON STOCK

A.	Number of shares of Triterras Class A common stock held at the close of trading on November 10, 2020. If none, write “zero”:

B.	Purchases or acquisitions of Triterras Class A common stock (from November 10, 2020 through and including January 14, 2021):

Trade Date Month Day Year	Number of Shares Purchased or Acquired	Purchase or Acquisition Price per Share	Total Purchase or Acquisition Price
1.	1.	1.	1.
2.	2.	2.	2.
3.	3.	3.	3.

IMPORTANT: If any purchase listed covered a “short sale,” please mark Yes. ☐ Yes

C.	Sales of Triterras Class A common stock (from November 10, 2020 through and including July 1, 2021):

Trade Date Month Day Year	Number of Shares Sold	Sale Price per Share	Total Sales Price
1. __________________	1. ________________	1. _________________	1. ________________
2. __________________	2. ________________	2. _________________	2. ________________
3. __________________	3. ________________	3. _________________	3. ________________

D.	Number of shares of Triterras Class A common stock held at the close of trading on January 14, 2021. If none, write “zero”: ____________________________

E.	Number of shares of Triterras Class A common stock held at the close of trading on July 1, 2021. If none, write “zero”: ___________________________

If you require additional space, attach extra schedules in the same format as above. Sign and print your name on each additional page.

PART III:	SCHEDULE OF TRANSACTIONS IN TRITERRAS WARRANTS

A.	Number of Triterras warrants held at the close of trading on November 10, 2020. If none, write “zero”: ________________________

B.	Purchases or acquisitions of Triterras warrants (from November 10, 2020 through and including January 14, 2021):

Trade Date Month Day Year	Number of Warrants Purchased or Acquired	Purchase or Acquisition Price per Warrant	Total Purchase or Acquisition Price
1. __________________	1. _________________	1. _________________	1. _________________
2. __________________	2. _________________	2. _________________	2. _________________
3. __________________	3. _________________	3. _________________	3. _________________

IMPORTANT: If any purchase listed covered a “short sale,” please mark Yes.         ☐ Yes

C.	Sales of Triterras warrants (from November 10, 2020 through and including July 1, 2021):

Trade Date Month Day Year	Number of Warrants Sold	Sale Price per Warrant	Total Sales Price
1. _________________	1. ________________	1. _________________	1. _________________
2. _________________	2. ________________	2. _________________	2. _________________
3. _________________	3. ________________	3. _________________	3. _________________

D.	Number of Triterras warrants held at the close of trading on January 14, 2021. If none, write “zero”:

E.	Number of Triterras warrants held at the close of trading on July 1, 2021. If none, write “zero”:

If you require additional space, attach extra schedules in the same format as above. Sign and print your name on each additional page.

YOU MUST READ AND SIGN THE RELEASE ON PAGE __. FAILURE TO SIGN THE RELEASE MAY RESULT IN A DELAY IN PROCESSING OR THE REJECTION OF YOUR CLAIM.

IV.	SUBMISSION TO JURISDICTION OF COURT AND ACKNOWLEDGMENTS

I (We) submit this Proof of Claim under the terms of the Stipulation and Agreement of Settlement described in the Notice. I (We) also submit to the jurisdiction of the United States District Court for the Southern District of New York, with respect to my (our) claim as a Class Member and for purposes of enforcing the release set forth herein. I (We) further acknowledge that I am (we are) bound by and subject to the terms of any judgment that may be entered in the Action. I (We) agree to furnish additional information to the Claims Administrator to support this claim (including transactions in other Triterras securities) if requested to do so. I (We) have not submitted any other claim covering the same purchases, acquisitions or sales of Triterras Class A common stock and/or warrants during the Class Period and know of no other person having done so on my (our) behalf.

V.	RELEASE

1. On behalf of myself (us) and my Releasing Plaintiff Parties, I (we) hereby acknowledge full and complete satisfaction of, and do hereby fully, finally, and forever settle, release, and discharge from the Released Claims each and all of the “Released Persons,” defined as each and all of the Defendants and their Related Parties. “Related Parties” means each Defendant’s respective present, former, or future parents, subsidiaries, divisions and affiliates and the respective present and former employees, members, partners, principals, officers, directors, controlling shareholders, attorneys, advisors, accountants, auditors, underwriters, consultants, investment bankers, commercial bankers, joint ventures, insurers, and re-insurers of each of them; and the predecessors, successors, estates, immediate family members, spouses, heirs, executors, trusts, trustees, administrators, agents, representatives, assigns, and assignees of each of them, in their capacity as such.

2. “Released Claims” means any and all claims, demands, rights, causes of action, or liabilities (including Unknown Plaintiffs’ Claims, defined below), that could have been asserted in any forum, whether foreign or domestic, whether based on or arising under federal, state, local, or foreign law, whether based on statutory law, common law, rule or regulation, whether fixed or contingent, foreseen or unforeseen, matured or unmatured, accrued or unaccrued, liquidated or unliquidated, whether direct, representative, class or individual in nature, based on, arising from or relating to: (i) the purchase or acquisition of Class A common stock or warrants of Triterras during the Class Period; and (ii) the acts, facts, statements or omissions that were or could have been alleged or asserted by Plaintiffs relating to conduct which occurred during the Class Period. The conduct covered in subsection ii of this paragraph includes, but is not limited to, Netfin’s alleged involvement, during the Class Period, in: (a) forming Netfin Holdco, issuing Triterras securities, and soliciting purchasers of Triterras securities, all of which allegedly violated the Securities Act of 1933; (b) making any allegedly misleading statements or omissions, including any statements or omissions that could have induced investors to purchase Triterras securities, all of which allegedly violated the Securities Exchange Act of 1934; and (c) controlling any primary violators of the federal securities laws, which conduct allegedly violated both the Securities Act of 1933 and the Securities Exchange Act of 1934. Released Claims does not include claims to enforce the Settlement.

3. “Releasing Plaintiff Party” or “Releasing Plaintiff Parties” means each and every plaintiff, Class Member, Plaintiff, and each of their respective past or present trustees, officers, directors, partners, employees, contractors, auditors, principals, agents, attorneys, predecessors, successors, assigns, representatives, affiliates, insurers, parents, subsidiaries, general or limited partners or partnerships, and limited liability companies; and the spouses, members of the immediate families, representatives, and heirs of any Releasing Plaintiff Party who is an individual, as well as any trust of which any Releasing Plaintiff Party is the settlor or which is for the benefit of any of their immediate family members. Releasing Plaintiff Parties do not include any Person who timely and validly seeks exclusion from the Class.

4. “Unknown Plaintiffs’ Claims” means any Released Claims which Plaintiffs or the Releasing Plaintiff Parties do not know or suspect to exist in their favor at the time of the release of the Released Persons which, if known by them, might have affected their settlement with and release of the Released Persons, or might have affected their decision with respect to this Settlement, including, without limitation, any decision not to object to this Settlement or seek exclusion from the Class. With respect to any and all Released Claims, the Settling Parties stipulate and agree that, upon the Effective Date, Plaintiffs shall expressly waive and each Releasing Plaintiff Party shall be deemed to have, and by operation of the Judgment shall have, expressly waived the provisions, rights, and benefits of California Civil Code §1542, which provides:

A general release does not extend to claims that the creditor or releasing party does not know or suspect to exist in his or her favor at the time of executing the release and that, if known by him or her, would have materially affected his or her settlement with the debtor or released party.

Plaintiffs shall expressly waive and each Releasing Plaintiff Party shall be deemed to have, and by operation of the Judgment shall have, expressly waived any and all provisions, rights, and benefits conferred by any law of any state or territory of the United States, or principle of common law, which is similar, comparable or equivalent to California Civil Code §1542. Plaintiffs and the Releasing Plaintiff Parties acknowledge that they may hereafter discover facts in addition to or different from those which they now know or believe to be true with respect to the subject matter of the Released Claims, but Plaintiffs shall expressly waive, compromise, discharge, extinguish, settle and release and each Releasing Plaintiff Party, upon the Effective Date, shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever waived, compromised, discharged, extinguished, settled and released any and all Released Claims, known or unknown, suspected or unsuspected, contingent or non-contingent, whether or not concealed or hidden, which now exist, or heretofore have existed, upon any theory of law or equity now existing or coming into existence in the future, including, but not limited to, conduct which is negligent, intentional, with or without malice, or a breach of any duty, law or rule, without regard to the subsequent discovery or existence of such different or additional facts. Plaintiffs acknowledge, and the Releasing Plaintiff Parties shall be deemed by operation of the Judgment to have acknowledged, that the foregoing waiver was separately bargained for and a key element of the Settlement of which this release is a part.

5. This release shall be of no force or effect unless and until the Court approves the Stipulation and Agreement of Settlement and the Settlement becomes effective on the Effective Date (as defined in the Stipulation and Agreement of Settlement).

6. I (We) hereby warrant and represent that I (we) have not assigned or transferred or purported to assign or transfer, voluntarily or involuntarily, any matter released pursuant to this release or any other part or portion thereof.

7. I (We) hereby warrant and represent that I (we) have included the information requested about all of my (our) transactions in Triterras Class A common stock or warrants, which occurred from November 10, 2020 to and including July 1, 2021, as well as the opening and closing positions in such securities held by me (us) on the dates requested in this Proof of Claim.

I declare under penalty of perjury under the laws of the United States of America that all of the foregoing information supplied on this Proof of Claim by the undersigned is true and correct.

Executed this	day of
(Month/Year)

in
	(City)	(State/Country)

(Sign your name here)

(Type or print your name here)

(Capacity of person(s) signing,
e.g., Beneficial Purchaser or Acquirer, Executor or Administrator)

ACCURATE CLAIMS PROCESSING TAKES A SIGNIFICANT AMOUNT OF TIME.
THANK YOU FOR YOUR PATIENCE.

Reminder Checklist:

1.	Please sign the above release and acknowledgment.	5.	Keep a copy of your Proof of Claim and all supporting documentation for your records.

2.	If this claim is being made on behalf of Joint Claimants, then both must sign.	6.	If you desire an acknowledgment of receipt of your Proof of Claim, please send it Certified Mail, Return Receipt Requested.

3.	Remember to attach copies of supporting documentation.	7.	If you move, please send your new address to the address below.

4.	Do not send originals of stock certificates or other documentation as they will not be returned.	8.	Do not use red pen or highlighter on the Proof of Claim or supporting documentation.

THIS PROOF OF CLAIM MUST BE SUBMITTED ONLINE OR, IF MAILED,
POSTMARKED NO LATER THAN _____, 2022, ADDRESSED AS FOLLOWS:

Triterras Securities Litigation
Claims Administrator
c/o Gilardi & Co. LLC
P.O. Box 43339
Providence, RI 02940-3339
www.TriterrasSecuritiesSettlement.com

EXHIBIT A-3

UNITED STATES DISTRICT COURT

SOUTHERN DISTRICT OF NEW YORK

x

JOHN A. ERLANDSON and JAMES IAN	:	Civil Action No. 7:20-cv-10795-CS
NORRIS, Individually and on Behalf of All	:
Others Similarly Situated,	:	CLASS ACTION
:
Plaintiffs,	:	SUMMARY NOTICE
:
vs.	:	EXHIBIT A-3
:
TRITERRAS, INC. (f/k/a NETFIN	:
HOLDCO), NETFIN ACQUISITION CORP.,	:
TRITERRAS FINTECH PTE. LTD., MVR	:
NETFIN LLC, RICHARD MAURER,	:
MARAT ROSENBERG, VADIM	:
KOMISSAROV, GERALD PASCALE,	:
SRINIVAS KONERU, JAMES H. GROH,	:
ALVIN TAN, JOHN A. GALANI,	:
MATTHEW RICHARDS, VANESSA	:
SLOWEY and KENNETH STRATTON,	:
:
Defendants.	:
x

TO:	ALL PERSONS AND ENTITIES WHO PURCHASED OR ACQUIRED THE CLASS A COMMON STOCK OR WARRANTS OF TRITERRAS, INC. (“TRITERRAS”) AT ANY TIME FROM JUNE 29, 2020 TO, AND INCLUDING, JANUARY 14, 2021

YOU ARE HEREBY NOTIFIED, pursuant to an Order of the United States District Court for the Southern District of New York, that a hearing will be held on ____________, 2022, at __________, before the Honorable Cathy Seibel, United States District Judge, at the United States District Court for the Southern District of New York, The Honorable Charles L. Brieant Jr. Federal Building and Courthouse, 300 Quarropas Street, White Plains, New York 10601, for the purpose of determining: (1) whether the proposed Settlement of this Action, as set forth in the Stipulation and Agreement of Settlement (“Stipulation”) reached between the parties, consisting of Nine Million Dollars ($9,000,000) in cash, should be approved as fair, reasonable, and adequate to Class Members; (2) whether the release by Class Members of claims as set forth in the Stipulation should be authorized; (3) whether the proposed plan to distribute the Settlement proceeds (“Plan of Allocation”) is fair, reasonable, and adequate; (4) whether the application by Plaintiffs’ counsel for an award of attorneys’ fees and expenses, and any award to Plaintiffs pursuant to 15 U.S.C. §78u-4(a)(4), should be approved; (5) whether this Action should be dismissed with prejudice against Triterras, Inc., Netfin Acquisition Corp., Triterras Fintech Pte. Ltd., MVR Netfin LLC, Richard Maurer, Marat Rosenberg, Vadim Komissarov, Gerald Pascale, Srinivas Koneru, James H. Groh, Alvin Tan, John A. Galani, Matthew Richards, Vanessa Slowey, and Kenneth Stratton as set forth in the Stipulation dated April 27, 2022; and (6) whether the Judgment, in the form attached to the Stipulation, should be entered.

Please note that the date, time and location of the settlement hearing are subject to change without further notice. If you plan to attend the hearing, you should check the docket, view the Settlement website at www.TriterrasSecuritiesSetttlement.com, or contact Lead Counsel (identified below) to be sure that no change to the date, time or location of the hearing has been made.

IF YOU PURCHASED OR ACQUIRED CLASS A COMMON STOCK OR WARRANTS OF TRITERRAS AT ANY TIME FROM JUNE 29, 2020 TO AND INCLUDING JANUARY 14, 2021, YOUR RIGHTS WILL BE AFFECTED BY THE SETTLEMENT OF THIS LITIGATION.

If you have not received a detailed Notice of Pendency and Proposed Settlement of Class Action (“Notice”) and a copy of the Proof of Claim and Release form (“Proof of Claim”), you may obtain copies by writing to Triterras Securities Litigation, Claims Administrator, c/o Gilardi & Co. LLC, P.O. Box 43339, Providence, RI 02940-3339, 888-850-0265, or on the internet at www.TriterrasSecuritiesSettlement.com.

If you are a Class Member, in order to share in the distribution of the Net Settlement Fund, you must submit a Proof of Claim by mail (postmarked no later than _____________, 2022) or submitted electronically (no later than ____________, 2022), establishing that you are entitled to recovery. Unless the deadline is extended, your failure to submit your Proof of Claim by the above deadline will preclude you from receiving any payment from the Settlement.

If you are a Class Member and you desire to be excluded from the Class, you must submit a request for exclusion such that it is postmarked no later than ____________, 2022, in the manner and form explained in the detailed Notice, referred to above. All Class Members who do not timely and validly request exclusion from the Class will be bound by any judgment entered in the Action pursuant to the Stipulation.

Any objection to the Settlement, the Plan of Allocation, the fee and expense application, or Plaintiffs’ request for an award, must be mailed to each of the following recipients, such that it is received no later than         , 2022:

CLERK OF THE COURT

UNITED STATES DISTRICT COURT

SOUTHERN DISTRICT OF NEW YORK

THE HONORABLE CHARLES L. BRIEANT JR.

FEDERAL BUILDING AND COURTHOUSE

300 Quarropas Street

White Plains, NY 10601

Lead Counsel:

ROBBINS GELLER RUDMAN

& DOWD LLP

JOSEPH RUSSELLO

58 South Service Road, Suite 200

Melville, NY 11747

Defendant Triterras’s Counsel:

CAHILL GORDON & REINDEL LLP

BRADLEY J. BONDI

32 Old Slip

New York, NY 10005

PLEASE DO NOT CONTACT THE COURT, THE CLERK’S OFFICE OR ANY OF THE DEFENDANTS OR DEFENDANTS’ COUNSEL REGARDING THIS NOTICE. If you have any questions about the Settlement, you may contact Lead Counsel at the address listed above.

DATED:	BY ORDER OF THE COURT
UNITED STATES DISTRICT COURT
SOUTHERN DISTRICT OF NEW YORK

EXHIBIT B

UNITED STATES DISTRICT COURT

SOUTHERN DISTRICT OF NEW YORK

x

JOHN A. ERLANDSON and JAMES IAN	:	Civil Action No. 7:20-cv-10795-CS
NORRIS, Individually and on Behalf of All	:
Others Similarly Situated,	:	CLASS ACTION
:
Plaintiffs,	:	[PROPOSED] FINAL JUDGMENT AND
	:	ORDER OF DISMISSAL WITH PREJUDICE
vs.	:
	:	EXHIBIT B
TRITERRAS, INC. (f/k/a NETFIN	:
HOLDCO), NETFIN ACQUISITION CORP.,	:
TRITERRAS FINTECH PTE. LTD., MVR	:
NETFIN LLC, RICHARD MAURER,	:
MARAT ROSENBERG, VADIM	:
KOMISSAROV, GERALD PASCALE,	:
SRINIVAS KONERU, JAMES H. GROH,	:
ALVIN TAN, JOHN A. GALANI,	:
MATTHEW RICHARDS, VANESSA	:
SLOWEY and KENNETH STRATTON,	:
:
Defendants.	:
x

WHEREAS, this matter came before the Court pursuant to the Order Preliminarily Approving Settlement and Providing for Notice (“Order”) dated __________________, 2022, on Plaintiffs’ application for approval of the Settlement set forth in the Stipulation and Agreement of Settlement, dated as of April 27, 2022 (the “Stipulation”). Due and adequate notice having been given to the Class as required in the Order, and the Court having considered all papers filed and proceedings had herein and otherwise being fully informed, and good cause appearing therefore, IT IS HEREBY ORDERED, ADJUDGED, AND DECREED that:

1. This Final Judgment and Order of Dismissal with Prejudice (“Judgment”) incorporates by reference: (a) the Stipulation; and (b) the Notice, Summary Notice, and Declaration of the Claims Administrator filed with this Court on . All terms used herein shall have the same meanings as set forth in the Stipulation, unless otherwise set forth herein.

2. This Court has jurisdiction over the subject matter of the Action and over all parties to the Action, including all Members of the Class.

3. Pursuant to Rule 23 of the Federal Rules of Civil Procedure, this Court hereby affirms its determinations in the Order and finally certifies, for purposes of settlement only, a Class defined as all Persons who purchased or otherwise acquired the Class A common stock or warrants of Triterras from June 29, 2020 to and including January 14, 2021. Excluded from the Class are Defendants and their families, officers, affiliates, entities in which they have or had a controlling interest, and the legal representatives, heirs, successors-in-interest or assigns of any such excluded party. Also excluded from the Class are those Persons who timely and validly requested exclusion from the Class and are listed on Exhibit 1 hereto as having submitted an exclusion request allowed by the Court.

4. This Court hereby affirms its determinations in the Order and finds, for the purposes of the Settlement only, that the prerequisites for a class action under Rules 23(a) and (b)(3) of the Federal Rules of Civil Procedure have been satisfied in that: (a) the number of Class Members is so numerous that joinder of all members is impracticable; (b) there are questions of law and fact common to the Class; (c) Plaintiffs’ claims are typical of the claims of the Class; (d) Plaintiffs and Lead Counsel have fairly and adequately represented the interests of the Class and will continue to do so; (e) questions of law and fact common to Class Members predominate over any questions affecting only individual Class Members; and (f) a class action is superior to other available methods for the fair and efficient adjudication of the controversy.

5. Pursuant to Rule 23 of the Federal Rules of Civil Procedure, and for purposes of settlement only, the Court hereby affirms its determinations in the Order and finally appoints Lead Plaintiff John A. Erlandson and additional named plaintiff James Ian Norris as Class Representatives and Robbins Geller Rudman & Dowd LLP as Class Counsel.

6. The Notice of Pendency and Proposed Settlement of Class Action (“Notice”) given to the Class was the best notice practicable under the circumstances, including the individual notice to all Class Members who could be identified through reasonable effort. The Notice provided the best notice practicable under the circumstances of those proceedings and of the matters set forth therein, including the proposed Settlement set forth in the Stipulation, to all Persons entitled to such notice, and said notice fully satisfied the requirements of the Federal Rules of Civil Procedure (including Rules 23(c)-(e)), the United States Constitution (including the Due Process Clause), Section 21D(a)(7) of the Securities Exchange Act of 1934, 15 U.S.C. §78u-4(a)(7), as added by the Private Securities Litigation Reform Act of 1995, the Rules of this Court, and other applicable law. No Class Member is relieved from the terms of the Settlement, including the releases provided for therein, based upon the contention or proof that such Class Member failed to receive actual or adequate notice. A full opportunity has been offered to the Class Members to object to the proposed Settlement and to participate in the hearing thereon.

7. [There have been __ objections to the Settlement, each of which was addressed by the Court at the Settlement Hearing.]

8. Pursuant to Rule 23 of the Federal Rules of Civil Procedure, the Court hereby affirms its determinations in the Order, fully and finally approves the Settlement set forth in the Stipulation in all respects and finds that:

(a) the Stipulation and the Settlement contained therein, are, in all respects, fair, reasonable, and adequate and in the best interest of the Class;

(b) there was no collusion in connection with the Stipulation;

(c) the Stipulation was the product of informed, arm’s-length negotiations among competent, able counsel; and

(d) the record is sufficiently developed and complete to have enabled Plaintiffs and Defendants to have adequately evaluated and considered their positions.

9. Accordingly, the Court authorizes and directs implementation and performance of all the terms and provisions of the Stipulation, as well as the terms and provisions hereof. Except as to any individual claim of those Persons (identified in Exhibit 1 attached hereto) who have validly and timely requested exclusion from the Class, the Court hereby dismisses the Action and all Released Claims of the Class with prejudice. The Settling Parties are to bear their own costs, except as and to the extent provided in the Stipulation and herein.

10. The Releases set forth in Section 4 of the Stipulation, together with the definitions contained in the Stipulation relating thereto, are expressly incorporated herein by reference. Accordingly, this Court orders that:

(a) Upon the Effective Date, and as provided in the Stipulation, Plaintiffs and each of the Releasing Plaintiff Parties shall be deemed to have, and by operation of this Judgment shall have, fully, finally, and forever waived, released, relinquished, discharged, and dismissed any and all Released Claims (including Unknown Plaintiffs’ Claims) against the Released Persons, whether or not such Releasing Plaintiff Party executes and delivers the Proof of Claim and Release form or shares in the Settlement Fund. Claims to enforce the terms of the Stipulation are not released.

(b) Plaintiffs and all Releasing Plaintiff Parties, and anyone claiming through or on behalf of any of them, are hereby forever barred and enjoined from commencing, instituting, asserting, maintaining, enforcing, prosecuting or continuing to prosecute any action or other proceeding in any court of law or equity, arbitration tribunal, or administrative forum, asserting any of the Released Claims against any of the Released Persons.

(c) Upon the Effective Date, and as provided in the Stipulation, each of the Released Persons shall be deemed to have, and by operation of this Judgment shall have, fully, finally, and forever released, relinquished, and discharged Plaintiffs, each and all of the Class Members, and Plaintiffs’ counsel from all claims and causes of action of every nature and description (including Unknown Defendants’ Claims), whether arising under federal, state, common or foreign law, that arise out of or relate in any way to the institution, prosecution, or settlement of the claims against Defendants, except for claims relating to the enforcement of the Settlement. Notwithstanding the foregoing, nothing in this order shall be construed as limiting, modifying or otherwise affecting any insurance coverage or policies that may be available to any of the Defendants or Released Persons.

11. Any Plan of Allocation submitted by Lead Counsel or any order entered regarding any attorneys’ fee and expense application or application by Plaintiffs pursuant to 15 U.S.C. §78u-4(a)(4) in connection with their representation of the Class shall in no way disturb or affect this Judgment and shall be considered separate from this Judgment.

12. Neither this order, the Settlement, the Stipulation, the Plan of Allocation contained therein, the negotiations leading to the execution of the Stipulation and the Settlement, nor any proceedings taken pursuant to or in connection with the Stipulation, and/or approval of the Settlement (including any arguments proffered in connection therewith), nor any communication relating thereto, is evidence, or an admission or concession by any Settling Party or its counsel, of any fault, liability or wrongdoing whatsoever, as to any facts or claims alleged or asserted in the Action, or any other actions or proceedings, or as to the validity or merit of any of the claims or defenses alleged or asserted in any such action or proceeding.

13. Defendants have denied and continue to deny liability and maintain that they have meritorious defenses, and have represented that they entered into the Settlement solely in order to avoid the cost and burden of litigation.

14. Neither the Settlement, the Stipulation (whether or not consummated), including the Exhibits thereto and the Plan of Allocation contained therein (or any other plan of allocation that may be approved by the Court), the negotiations leading to the execution of the Stipulation and the Settlement, nor any proceedings taken pursuant to or in connection with the Stipulation, and/or approval of the Settlement (including any arguments proffered in connection therewith) shall be:

(a) offered or received against any Released Person as evidence of or construed as or deemed to be evidence of any presumption, concession, or admission by any Released Person of the truth of any allegations by Plaintiffs or any Class Member of the validity of any claim that has been or could have been asserted in the Litigation, or the deficiency of any defense that has been or could have been asserted in the Litigation or in any other litigation, including, but not limited to, litigation of the Released Claims, or of any liability, negligence, fault, or wrongdoing of any kind of any of the Released Persons or in any way referred to for any other reason as against any of the Released Persons, in any civil, criminal, or administrative action or proceeding, other than such proceedings as may be necessary to effectuate the provisions of the Stipulation;

(b) offered or received against any Released Person as evidence of a presumption, concession, or admission of any fault, misrepresentations, or omission with respect to any statement or written document approved or made by any Released Person, or against Plaintiffs or any Class Member as evidence of any infirmity in the claims of Plaintiffs and the Class;

(b) offered or received against any Released Person as evidence of a presumption, concession, or admission of any liability, negligence, fault, or wrongdoing, or in any way referred to for any other reason as against any of the parties to the Stipulation, in any other civil, criminal, or administrative action or proceeding; provided, however, that if the Stipulation is approved by the Court, Defendants and their Related Parties may refer to it to effectuate the release granted them hereunder; or

(c) construed against Released Persons, Plaintiffs, or the Class as evidence of a presumption, concession or admission that the consideration to be given hereunder represents the amount which could be or would have been recovered after trial or in any proceeding other than this Settlement.

15. Without affecting the finality of this Judgment in any way, this Court hereby retains continuing jurisdiction over: (a) implementation of this Settlement and any award or distribution of the Settlement Fund, including interest earned thereon; (b) disposition of the Settlement Fund; (c) hearing and determining applications for attorneys’ fees, expenses, and interest in the Action and any requested award for Plaintiffs; (d) all parties herein for the purpose of construing, enforcing, and administering the Stipulation; (e) Class Members for all matters relating to the Action; and (f) other matters related or ancillary to the foregoing. The administration of the Settlement, and the decision of all disputed questions of law and fact with respect to the validity of any claim or right of any Person to participate in the distribution of the Net Settlement Fund, shall remain under the authority of this Court.

16. The Court finds that during the course of the Action, the Settling Parties and their respective counsel at all times complied with the requirements of Federal Rule of Civil Procedure 11.

17. If the Settlement does not become effective in accordance with the terms of the Stipulation, or the Effective Date does not occur, then this Judgment shall be rendered null and void to the extent provided by and in accordance with the Stipulation and shall be vacated and, in such event, all orders entered and releases delivered in connection herewith shall be null and void to the extent provided by and in accordance with the Stipulation, and the Settlement Fund shall be returned in accordance with the Stipulation.

18. Without further order of the Court, the Settling Parties may agree to reasonable extensions of time to carry out any of the provisions of the Stipulation.

19. Defendants have provided notification to all appropriate federal and state officials regarding the Settlement as required by 28 U.S.C. §1715.

20. The Court directs immediate entry of this Judgment by the Clerk of the Court.

IT IS SO ORDERED.

DATED:
THE HONORABLE CATHY SEIBEL
UNITED STATES DISTRICT JUDGE